YELLOW ROADWAY CORPORATION

RETIREMENT SAVINGS PLAN

As Amended and Restated Effective January 1, 2005

YELLOW ROADWAY CORPORATION

RETIREMENT SAVINGS PLAN

As Amended and Restated Effective January 1, 2005

i

YELLOW ROADWAY CORPORATION

RETIREMENT SAVINGS PLAN

(as Amended and Restated Effective January 1, 2005)

PREAMBLE

Prior to January 1, 1995, Yellow Roadway Corporation (formerly known as “Yellow Corporation”) (the “Company”) maintained three separate defined contribution plans, the Yellow Freight System, Inc. Employee Stock Ownership Trust, the Yellow Freight Profit-Sharing Trust and the Yellow Freight Stock Sharing Plan. Effective as of January 1, 1995, the Company consolidated these three plans into the Yellow Corporation Retirement Savings Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates (the “Employers”).

Effective as of January 1, 1999, the Company amended and restated the Plan in its entirety to add an Employer matching contribution and to reflect then recent legislation and regulations affecting qualified plans.

On September 30, 2002, the Company completed the spin off of its subsidiary, SCS Transportation, Inc. by distributing the shares of SCS Transportation, Inc. to the Company’s stockholders on the basis of one share of SCS Transportation, Inc. stock for every two shares of the Company’s common stock, including any shares of the Company’s common stock held in accounts in the Plan. As a result of this distribution, shares of SCS Transportation, Inc. stock are held by some of the Participants in the Plan in the SCS Transportation Stock Fund.

Effective as of December 31, 2003, the Meridian IQ 401(k) Savings Plan merged with and into the Plan, and Meridian IQ, Inc. and MIQ LLC (formerly Yellow GPS, LLC) became Employers under the Plan.

Effective January 1, 2004, the Company further amended the Plan to make certain design changes.

Effective as of January 1, 2005, the Roadway LLC 401(k) Stock Savings Plan merged with and into the Plan, and Roadway LLC, Roadway Reverse Logistics, Inc. and Roadway Express, Inc. became Employers under the Plan.

Effective as of January 1, 2005, the Company amended and restated the Plan to reflect the merger of the Meridian IQ 401(k) Savings Plan and the Roadway LLC 401(k) Stock Savings Plan into the Plan and to make certain design changes. As provided in the Plan, however, certain provisions of the January 1, 2005 amended and restated Plan are effective as of some other date. Events occurring before the applicable effective date of any provision of the January 1, 2005 amended and restated Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.

The purpose of the Plan is to provide retirement security for eligible employees of the Employers by: (i) permitting them to make Pre-Tax-and After-Tax Contributions to the Plan; (ii) permitting the Employers to make contributions on their behalf; and (iii) affording them an opportunity to increase their proprietary interest in the Company through ownership of its stock.

The Plan is intended to be a combined qualified profit sharing plan and a stock bonus plan under Code Section 401(a) with a qualified cash or deferred arrangement under Code Section 401(k). The part of the Plan that is a stock bonus plan is an employee stock ownership plan. It is also intended that the trust holding the assets of the Plan be tax-exempt under Code Section 501(a) as a trust forming a part of a plan described in Code Section 401(a).

The Plan is intended to constitute a plan described in ERISA Section 404(c) and the regulations issued pursuant to that Section. As a Section 404(c) plan, the fiduciaries under the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by Plan Participants and Beneficiaries.

ARTICLE I

DEFINITIONS

The following terms, as used in this Plan, shall have the meaning specified in this Article I, unless a different meaning is clearly required by the context in which it is used:

Section 1.01 “ADP Test” shall mean the Average Deferral Percentage Test set forth in Section 3.11.

Section 1.02 “Accounts” shall mean the accounts established by the Administrative Committee on behalf of a Participant pursuant to Section 5.01.

Section 1.03 “Acquisition Loan” shall mean a loan (or other extension of credit) used by the Trustee to finance the acquisition of Employer Stock, which loan may constitute an extension of credit to the Plan from a Disqualified Person.

Section 1.04 “Acquisition Loan Suspense Account” means a suspense account containing Financed Employer Stock that has not been allocated to Participant Accounts.

Section 1.05 “Administrative Committee” shall mean the Benefits Administrative Committee appointed under Article VII.

Section 1.06 “Affiliate” shall mean any corporation or unincorporated trade or business which is a member of a group to which the Company belongs that is a controlled group of corporations, a group of controlled trades or businesses (whether or not incorporated), or an affiliated service group, as those terms are defined in Code Sections 414(b), (c), (m) and (o).

Section 1.07 “After-Tax Contribution” shall mean a contribution made by a Participant pursuant to Section 3.02 that is not an “elective deferral” under Code Section 402(g)(3).

Section 1.08 “Annuity Starting Date” shall mean the first day of the first period for which a benefit under the Plan is payable as an annuity or any other form.

Section 1.09 “Average Deferral Percentage” shall mean the average of the ratios (calculated separately for each Eligible Employee) of (a) the amount of Pre-Tax Contributions actually paid over to the Trust Fund on behalf of the Eligible Employee for a Plan Year, over (b) the Eligible Employee’s Nondiscrimination Compensation for the Plan Year. In calculating this ratio for each Eligible Employee for a Plan Year, a Pre-Tax Contribution shall be taken into account only if it (x) is allocated to the Eligible Employee’s Pre-Tax Contribution Account as of a date within that Plan Year, (y) relates to Compensation for services performed within that Plan Year, and (z) would have been received by the Eligible Employee during that Plan Year (or within two and one-half months thereafter) if not for the Eligible Employee’s election to make a Pre-Tax Contribution.

Section 1.10 “Beneficiary” shall mean:

(a)	The Spouse of a Participant or if: (i) the Participant has no Spouse at his death; or (ii) his Spouse has consented in writing to the designation of another Beneficiary, which consent specifically identifies the Beneficiary with respect to which consent is given and is witnessed by a Plan representative or a notary public, the person(s) designated by the Participant in the latest written notice to the Administrative Committee. The Participant shall have the right to change his Beneficiary designation from time to time in the manner described above.

(b)	Notwithstanding (a) above, if a Participant is a Former Roadway Plan Participant and he does not file a Beneficiary designation with the Administrative Committee on or after January 1, 2005, the Administrative Committee shall treat the Participant’s beneficiary designation, if any, filed with the plan administrator of the Roadway Plan as the Participant’s Beneficiary designation under this Plan.

(c)	Notwithstanding (a) above, upon the dissolution of the marriage of a Participant, the Administrative Committee shall treat the Participant’s former Spouse as having predeceased the Participant with respect to any designation of the former Spouse as the Participant’s Beneficiary under (a) above unless (i) after the dissolution of the marriage, the Participant files with the Administrative Committee another written instrument executed by the Participant explicitly designating the former Spouse as the Participant’s Beneficiary, or (ii) a QDRO explicitly requires the Participant to maintain the former Spouse as his Beneficiary. In any case in which the Participant’s former Spouse is treated as having predeceased the Participant, no heir or other beneficiary of the former Spouse shall receive any benefits from the Plan as a Beneficiary except as otherwise provided in the Participant’s written Beneficiary designation.

(d)	In the event that no Beneficiary designation is effective upon a Participant’s death, his Accounts shall be paid to his estate.

Section 1.11 “Board of Directors” shall mean the Board of Directors, or the Compensation Committee of the Board of Directors, of the Company.

Section 1.12 “Break in Service” shall mean as follows:

(a)	“Break in Service” shall mean a Vesting Computation Period during which an Employee is credited with less than 501 Hours of Service. Notwithstanding the preceding sentence, an Employee shall not incur a Break in Service in the first Vesting Computation Period during which he is credited with less than 501 Hours of Service because of an absence from work due to the:

(i)	pregnancy of the Employee;

(ii)	birth of a child of the Employee;

(iii)	placement of a child for adoption with the Employee; or

(iv)	care by the Employee of a child immediately following the birth or placement for adoption of the child.

(b)	An Employee who is on an unpaid leave of absence pursuant to the terms of the FMLA shall be credited with Hours of Service solely for the purpose of determining whether a Break in Service has occurred, provided the Employee timely returns to active employment with an Employer or Affiliate after the expiration of the FMLA leave.

(c)	To avoid incurring a Break in Service, an Employee may be required to demonstrate to the Administrative Committee that the absence was due to one of the causes described in (a) or (b) above and the number of days for which there was an absence.

Section 1.13 “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the NASDAQ Stock Market and the Trustee are authorized to close under the laws of the State of New York (or are in fact closed), and shall mean normal business hours based on Eastern Time.

Section 1.14 “Catch-Up Contribution” shall mean a contribution made by a Participant pursuant to Section 3.09 that is an “elective deferral” under Code Section 402(g)(3).

Section 1.15 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.16 “Company” shall mean Yellow Roadway Corporation, a Delaware corporation whose principal offices are located in Overland Park, Kansas.

Section 1.17 “Compensation” shall mean as follows:

(a)	“Compensation” shall mean a Participant’s total cash compensation from the Employers during a Plan Year, as reported on the Participant’s Treasury Form W-2, plus cash compensation not currently includable in the Participant’s gross income by reason of the application of Code Sections 125, 129, 401(k) and 132(f)(4). The term “Compensation” shall exclude, however, (i) any amounts contributed by the Employers to any insurance, pension or deferred profit sharing plan, (ii) any compensation received pursuant to any qualified or nonqualified stock option or stock bonus plan or any stock appreciation plan, (iii) any remuneration paid or provided in other than cash, (iv) any remuneration paid for other than personal services (e.g., moving expenses or automobile allowances), (v) severance pay, and (vi) any compensation paid during a period when an individual is not an active Participant in the Plan.

(b)	Notwithstanding (a) above, the term “Compensation” shall include compensation paid to an individual while he is an active participant in a registered retirement plan for employees in Canada maintained by an Employer or an Affiliate during the Plan Year in which the individual becomes a Participant pursuant to Section 2.03, but only to the extent the Canadian compensation is the type of compensation described in (a) above. Compensation paid in Canadian currency to an individual during the Plan Year in which the individual transfers employment and becomes a Participant pursuant to Section 2.03 shall be converted to United States dollars by applying the United States-Canada currency exchange rate in effect as of the last Business Day of the Plan Year in which the transfer occurs.

(c)	Notwithstanding (a) and (b) above, the term “Compensation” excludes any compensation in excess of the applicable dollar limit under Code Section 401(a)(17) for any Plan Year.

Section 1.18 “Contribution” shall mean any contribution to the Plan made pursuant to Article III or Article IV.

Section 1.19 “Discretionary Investment Fund” shall mean an Investment Fund other than the Employer Stock Fund.

Section 1.20 “Disqualified Person” shall mean a person described in Code Section 4975(e)(2) or a “party-in-interest” (within the meaning of ERISA Section 3(14)).

Section 1.21 “Disqualifying Break in Service” shall mean five or more consecutive Breaks in Service.

Section 1.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.23 “Effective Date” shall mean January 1, 1995. The effective date of this amended and restated Plan shall be January 1, 2005, provided that when an earlier effective date is given any provision under this Plan, that provision shall be treated as an amendment to the Plan as it existed prior to this restatement, or to the Prior Plan(s), as applicable.

Section 1.24 “Eligible Employee” shall mean an Employee who is eligible to participate in the Plan because he has satisfied the eligibility requirements of Article II.

Section 1.25 “Eligible Participant” shall mean an active Participant who is an Eligible Employee on December 31 of a Plan Year and who is credited with at least 1,000 Hours of Service during that Plan Year. For this purpose, any Eligible Employee who is on a leave of absence approved by his Employer, including a FMLA leave of absence, shall be considered actively employed and not to have terminated employment, provided, however, that a Participant on FMLA leave who unequivocally informs his Employer that he does not intend to return to work at the end of the FMLA leave shall immediately be considered to have terminated employment with the Employers. A Participant shall not be credited with Hours of Service under this Section 1.25 for periods of employment with the Employers prior to the date on which he becomes a Participant.

Section 1.26 “Employee” shall mean any employee of an Employer classified as an office, clerical, sales or supervisory (including executive) employee, except that the term “Employee” shall not include any individual who:

(a)	is covered by a collective bargaining agreement unless it expressly provides for inclusion of the individual in the Plan;

(b)	is classified as working on a permanent basis outside the “United States” (within the meaning of ERISA Section 3(10)) and is being paid in other than United States currency;

(c)	is a non-resident alien who receives no “earned income” (within the meaning of Code Section 911(d)(2)) from any Employer which constitutes “income from sources within the United States” (within the meaning of Code Section 861(a)(3));

(d)	is a Leased Employee;

(e)	is classified as an independent contractor by an Employer, regardless of the classification placed on the individual by the Internal Revenue Service or other governmental agency or a court of competent jurisdiction; or

(f)	is eligible to participate in the New Penn Motor Express, Inc. 401(k) Retirement Plan, the New Penn Motor Express, Inc. Profit Sharing Plan or any other qualified defined contribution plan maintained by an Employer or an Affiliate, except for the Yellow Roadway Corporation Core Retirement Plan.

Section 1.27 “Employer” shall mean the Company or any Affiliate that adopts this Plan with the consent of the Company. The name of each Employer under the Plan is set forth in Appendix A to the Plan. The Administrative Committee may amend Appendix A from time to time.

Section 1.28 “Employer Contributions” shall mean Performance-Based Contributions and Matching Contributions.

Section 1.29 “Employer Stock” shall mean any shares of (a) common stock of the Company, or (b) non-callable preferred stock of the Company if that preferred stock is convertible at any time into common stock of the Company and if the conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

Section 1.30 “Employer Stock Fund” shall mean an Investment Fund invested primarily in Employer Stock.

Section 1.31 “Entry Date” shall mean the first day of any calendar month.

Section 1.32 “FMLA” shall mean the federal Family and Medical Leave Act of 1993.

Section 1.33 “Financed Employer Stock” shall mean Employer Stock acquired with the proceeds of an Acquisition Loan.

Section 1.34 “Forfeiture” shall mean all or a portion of a Participant’s Prior Profit Sharing “A” Account forfeited pursuant to Section 5.02 or 6.12.

Section 1.35 “Former Meridian IQ 401(k) Plan Participant” shall mean a former Meridian 401(k) Plan participant whose accounts under the Meridian 401(k) Plan were transferred to this Plan as of December 31, 2003.

Section 1.36 “Former Roadway 401(k) Plan Participant” shall mean a former Roadway 401(k) Plan participant whose accounts under the Roadway 401(k) Plan were transferred to this Plan as of January 1, 2005.

Section 1.37 “Full-Time Employee” shall mean a permanent Employee who is regularly scheduled to work at least 40 hours per week.

Section 1.38 “Highly Compensated Employee” shall mean an employee of an Employer or an Affiliate who is described in Code Section 414(q).

Section 1.39 “Hour of Service” shall mean:

(a)	Any hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer:

(i)	for the performance of duties for an Employer;

(ii)	for other reasons not requiring the performance of duties, such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; or

(iii)	as a result of a back pay award (irrespective of mitigation of damages) which has been awarded or agreed to by an Employer.

(b)	Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties shall be credited to the period or periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited shall be credited for the period or periods to which the award or agreement pertains.

(c)	The number of Hours of Service to be credited to an Employee under (a)(ii) and/or (a)(iii) above for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the Employee’s performance of duties during the period of time for which he received compensation or a back pay award. If the Employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight-hour day and/or a 40-hour week. If an Employee received direct or indirect compensation under (a)(ii) and/or (a)(iii) above for which no duties were performed that was not based on “units of time,” the Hours of Service to be credited shall be calculated pursuant to 29 C.F.R. Section 2530.200b-2(b), (c) and (f).

(d)	Notwithstanding (a), (b) or (c) above:

(i)	no more than 501 Hours of Service shall be credited under (a)(ii) and/or (a)(iii) above for any single continuous period during which no duties were performed;

(ii)	no Hours of Service shall be credited under (a)(ii) above if the indirect compensation was paid pursuant to workers’ compensation, unemployment compensation or disability insurance laws; and

(iii)	no Hours of Service shall be credited for any payment to an Employee that solely reimburses the Employee for medical or medically related expenses.

(e)	Hours of Service completed by an Employee while employed by an Affiliate shall be credited for eligibility purposes under Article II and for vesting purposes under Section 5.02, but not for purposes of determining eligibility to be credited with a Performance-Based Contribution under Section 4.02.

Section 1.40 “Investment Fund” shall mean an investment fund established pursuant to Section 5.03.

Section 1.41 “Leased Employee” shall mean any individual (other than a common law employee of an Employer) who, pursuant to an agreement between an Employer and another person, performs services (a) for the Employer (or for the Employer and any related person determined in accordance with Code Section 414(n)(6)), (b) on a substantially full-time basis for a period of at least one year, and (c) under the primary direction and control of the Employer.

Section 1.42 “Matching Contribution” shall mean a matching contribution made by an Employer pursuant to Section 4.01.

Section 1.43 “Meridian Accounts” shall mean a Former Meridian 401(k) Plan Participant’s Meridian Pre-Tax Contribution Account, Meridian Matching Contribution Account and Meridian Rollover Account.

Section 1.44 “Meridian 401(k) Plan” shall mean the Meridian IQ 401(k) Savings Plan as in effect on December 31, 2003. The effective date of the Meridian 401(k) Plan is January 1, 2001.

Section 1.45 “Named Fiduciary” shall mean the Administrative Committee or the Trustee, but only with respect to the specific responsibilities of either for Plan and Trust Fund administration, all as described in Article VII. For this purpose, the term “Named Fiduciary” shall have the same meaning as that term is assigned under ERISA Section 402(a)(2).

Section 1.46 “Newly Hired Employee” shall mean an individual (a) who is not employed by any Employer and becomes an Employee pursuant to Section 1.26, (b) who becomes an Employee pursuant to Section 2.02, or (c) whose participation in the Plan is determined in accordance with Section 2.03(c) or (d).

Section 1.47 “Nondiscretionary Matching Contribution” shall mean a Matching Contribution made pursuant to Section 4.01(a).

Section 1.48 “Nondiscrimination Compensation” shall mean “compensation” within the meaning of Code Section 414(s). The Administrative Committee may determine the Nondiscrimination Compensation of an Eligible Employee from year to year for purposes of performing the nondiscrimination tests described in Sections 3.11 and 4.05, and the determination shall be made consistently among all Eligible Employees to the extent required by Code Section 414(s).

Section 1.49 “Nonhighly Compensated Employee” shall mean any employee of an Employer or an Affiliate who is not a Highly Compensated Employee.

Section 1.50 “Normal Retirement Age” shall mean age 65.

Section 1.51 “Other Assets” shall mean that portion of the Employer Stock Fund invested in assets other than Employer Stock.

Section 1.52 “Participant” shall mean an Eligible Employee who has become a participant pursuant to Article II or any former Eligible Employee with an Account balance under the Plan.

Section 1.53 “Performance-Based Contribution” shall mean a performance-based contribution made pursuant to Section 4.02.

Section 1.54 “Plan” shall mean the Yellow Roadway Corporation Retirement Savings Plan, as set forth in this plan document and as amended from time to time.

Section 1.55 “Plan Year” shall mean the 12-month period beginning on each January 1 and ending on the following December 31.

Section 1.56 “Pre-Tax Contribution” shall mean a contribution made by a Participant pursuant to Section 3.01 that is an “elective deferral” (within the meaning of Code Section 402(g)(3)).

Section 1.57 “Prior PAYSOP” shall mean the Yellow Freight System, Inc. Employee Stock Ownership Trust, as in effect on December 31, 1994. The effective date of the Prior PAYSOP is January 1, 1976.

Section 1.58 “Prior Plan” shall mean the Prior PAYSOP, the Prior Profit Sharing Plan and the Prior Stock Sharing Plan.

Section 1.59 “Prior Profit Sharing Plan” shall mean the Yellow Freight Profit Sharing Plan, as in effect on December 31, 1994. The effective date of the Prior Profit Sharing Plan is January 1, 1962.

Section 1.60 “Prior Stock Sharing Plan” shall mean the Yellow Freight Stock Sharing Plan, as in effect on December 31, 1994. The effective date of the Prior Stock Sharing Plan is January 1, 1988.

Section 1.61 “QDRO” shall mean a “qualified domestic relations order” (within the meaning of Code Section 414(p)).

Section 1.62 “Qualified Joint and Survivor Annuity” shall mean:

(a)	If a Participant has no Spouse on his Annuity Starting Date, a single life annuity providing monthly payments for the life of the Participant, which payments shall cease upon the death of the Participant; or

(b)	If a Participant has a Spouse on his Annuity Starting Date, a joint and survivor annuity providing (i) monthly payments for the life of the Participant, and (ii) upon the death of the Participant, monthly payments of 50% of the monthly amount paid to the Participant for the life of the Participant’s surviving Spouse, if any. Payments under this option, shall cease upon the later of the death of the Participant or his surviving Spouse.

Section 1.63 “Qualified Nonelective Contribution” shall mean a qualified nonelective contribution made pursuant to Section 3.11(d).

Section 1.64 “Roadway Accounts” shall mean a Former Roadway 401(k) Plan Participant’s Roadway Pre-Tax Contribution Account, Roadway After-Tax Contribution Account, Roadway Rollover Contribution Account, Roadway Matching Contribution Account, Roadway Profit Sharing Contribution Account, Roadway Stock Bonus Contribution Account and Roadway Qualified Nonelective Contribution Account.

Section 1.65 “Roadway 401(k) Plan” shall mean the Roadway LLC 401(k) Stock Savings Plan, as in effect on December 31, 2004. The effective date of the Roadway 401(k) Plan is January 1, 1996.

Section 1.66 “Rollover Contribution” shall mean a rollover contribution made pursuant to Section 3.06.

Section 1.67 “Section 415 Compensation” shall mean as follows:

(a)	An Employee’s “Section 415 Compensation” for any limitation year shall be the Employee’s earned income, wages, salaries, fees for professional services, commissions paid to salesmen, compensation based on a percentage of profits, bonuses and other amounts received for personal services actually rendered in the course of employment with an Employer or an Affiliate and excluding the following:

(i)	Any employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a “simplified employee pension plan” to the extent the contributions are deductible under Code Section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

(ii)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

(b)	In the alternative, an Employee’s Section 415 Compensation may be determined on the basis of either (i) his wages subject to federal income tax withholding, or (ii) wages subject to federal income tax withholding plus payments which an Employer or an Affiliate is required to report under Code Sections 6041(d) and 6051(a)(3), excluding moving expense reimbursements which the Employer or Affiliate reasonably believes an Employee may deduct under Code Section 217.

(c)	Notwithstanding (a) and (b) above, in any event, Section 415 Compensation shall include elective deferrals (as defined in Code Section 402(g)(3)) to any plan of an Employer or an Affiliate, amounts not includable in an Employee’s gross income by application of Code Sections 125 and 132(f)(4).

Section 1.68 “Spouse” shall mean, as determined under the Code or other federal law, the legally married husband or wife of the Participant at the earlier of his date of death or the date benefits commence to the Participant under this Plan. To the extent required by a QDRO, the term “Spouse” shall include the former husband or wife of the Participant.

Section 1.69 “Total and Permanent Disability” shall mean a disability for which a Participant is eligible for and receiving disability benefits under his Employer’s long-term disability plan or the federal Social Security Act.

Section 1.70 “Transfer Contribution” shall mean a transfer contribution made pursuant to Section 3.07.

Section 1.71 “Trust Agreement” shall mean the trust agreement between the Company and the Trustee, as amended from time to time.

Section 1.72 “Trustee” shall mean the trustee under the Trust Agreement.

Section 1.73 “Trust Fund” shall mean all cash, securities and other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any earnings or losses from the assets held in the Trust Fund.

Section 1.74 “Valuation Date” shall mean each Business Day of the year or any other date(s) the Administrative Committee shall designate.

Section 1.75 “Vesting Computation Period” shall mean the 12-month period beginning on the later of the dates set forth in (a) or (b) below, or any anniversary of that date:

(a)	The earlier of (A) January 1, 1995, or (B) the first day of the “Vesting Computation Period” (within the meaning of the Prior Plans) which began after January 1, 1994 under the Prior Stock Sharing Plan or the Prior Profit Sharing Plan; or

(b)	The date on which an Employee is first credited with an Hour of Service or, if the Employee incurs a Disqualifying Break in Service, the date on which he is first credited with an Hour of Service following his reemployment by an Employer or Affiliate.

Section 1.76 “Year of Active Participation” shall mean a 12-month period beginning on the date an Employee first becomes a Participant in this Plan, the Prior Stock Sharing Plan or the Prior Profit Sharing Plan (or again becomes a Participant following his reemployment) and each anniversary of that date during all of which the Participant is an Employee.

Section 1.77 “Years of Vesting Service” shall mean the years of service equal to the number of years determined under (a) below, subject to (b) through (e) below, if applicable.

(a)	The number of Years of Vesting Service for an Employee (other than a Former Roadway 401(k) Plan Participant or a Former Meridian 401(k) Plan Participant) shall equal the sum of (i) and (ii) below:

(i)

The number of years of “Service” credited under the Prior Stock Sharing Plan as of December 31, 1994, but not less than (i) the number of years of “Vesting Service” credited under the Prior Profit Sharing Plan as of December 31, 1994, or (ii) the number of Years of

Active Participation credited under the Prior Stock Sharing Plan or the Prior Profit Sharing Plan as of December 31, 1994. In no event shall a Participant receive duplicate Years of Vesting Service for the same period of employment prior to January 1, 1995; and

(ii)	The number of Vesting Computation Periods ending after January 1, 1995, during which the Employee is credited with at least 1,000 Hours of Service.

(b)	If an Employee terminates employment with the Employers and Affiliates without any vested interest in his Prior Profit Sharing ”A” Account and is subsequently reemployed by an Employer or an Affiliate after incurring a Disqualifying Break in Service, his Years of Vesting Service as of the date of his earlier termination of employment shall be disregarded.

(c)	If an Employee terminates employment with the Employers and Affiliates with a partially vested interest in his Prior Profit Sharing “A” Account and is subsequently reemployed by an Employer or an Affiliate after incurring a Disqualifying Break in Service, his Years of Vesting Service after his reemployment shall be disregarded in determining the vested percentage in amounts credited to his Prior Profit Sharing “A” Account prior to the Disqualifying Break in Service, and there shall be no increase in the vested percentage of that amount. The Employee’s Years of Vesting Service before the Disqualifying Break in Service, however, shall be considered in determining the vested percentage in any amount credited to his Prior Profit Sharing “A” Account after his reemployment.

(d)	If an Employee terminates employment with the Employers and Affiliates with a partially vested interest in his Prior Profit Sharing “A” Account and is subsequently reemployed by an Employer or an Affiliate before incurring a Disqualifying Break in Service, his Years of Vesting Service after his reemployment shall be considered in determining the vested percentage in any amount credited to his Prior Profit Sharing “A” Account after his reemployment.

(e)	To the extent required by Code Section 414(u), any period that an Employee is on a leave of absence from an Employer or Affiliate for military service in the armed forces of the United States during which his reemployment rights are guaranteed by federal law shall be recognized in determining his Years of Vesting Service, provided the Employee applies for reemployment with an Employer or Affiliate after his separation from military service within the time required by that law. For any period of military service described in this Section 1.77(e), an Employee shall receive credit for Hours of Service at the rate of eight hours a day or 40 hours a week.

Section	1.78 Construction.

(a)	Unless the context otherwise indicates, the masculine wherever used in this Plan document shall include the feminine and neuter, the singular shall include the plural and unless otherwise indicated references to sections shall be to sections of the Plan.

(b)	Wherever the word “person” appears in the Plan, it shall refer to both natural and legal persons.

(c)	A number of the provisions of the Plan are designed to contain provisions required or contemplated by certain federal laws and/or the regulations issued under these laws. All these provisions are intended to have the meaning required or contemplated by the provisions of the law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of the provisions. In applying these provisions of the Plan, each Plan fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

ARTICLE II

PARTICIPATION

Section 2.01 Eligibility to Participate.

(a)	Initial Eligibility.

(i)	Each Employee who was a Participant on December 31, 2004, shall automatically become a Participant as of January 1, 2005 if he is an Employee on that date. Each Employee who was a participant in the Roadway 401(k) Plan on December 31, 2004, shall automatically become a Participant on January 1, 2005, if he is an Employee on that date.

(ii)	Any Employee who was eligible to participate in this Plan or the Roadway 401(k) Plan on December 31, 2004, shall be an Eligible Employee under this Plan on January 1, 2005, if he is an Employee on that date.

(iii)	Any Full-Time Employee not described in (i) or (ii) above shall become an Eligible Employee on the one-month anniversary of his employment with an Employer and shall be eligible to become a Participant on any Entry Date coincident with or next following the date on which he becomes an Eligible Employee.

(iv)	Any Employee who is not a Full-Time Employee and not described in subsection (i) or (ii) above shall (A) become an Eligible Employee as of the last day of the first eligibility computation period in which he is credited with at least 1,000 Hours of Service, and (B) be eligible to become a Participant on any Entry Date coincident with or next following the date on which he becomes an Eligible Employee. For this purpose, an “eligibility computation period” is a 12-month period beginning with (A) the date on which the Employee is first credited with an Hour of Service or any anniversary of that date, or (B) if the Employee incurs a Disqualifying Break in Service, the date on which the Employee is first credited with an Hour of Service following his reemployment by an Employer or an Affiliate or any anniversary of that date.

(b)	Special rules for Former Meridian 401(k) Plan Participants.

(i)	Each Employee who was a participant in the Meridian 401(k) Plan on December 31, 2003 automatically became a Participant as of January 1, 2004, if he was an Employee on that date.

(ii)	Any Employee who was eligible to participate in the Meridian 401(k) Plan on December 31, 2003, shall be an Eligible Employee under this Plan on January 1, 2004, if he is an Employee on that date.

(iii)	An Employee’s service with Meridian IQ, Inc. and MIQ LLC prior to January 1, 2004, was counted for eligibility purposes under this Section 2.01 for periods prior to January 1, 2005.

Section 2.02 Participation upon Reemployment of a Former Employee.

(a)	Participant termination of employment and reemployment. A Participant who terminates employment as an Employee and is subsequently reemployed as an Employee shall become a Participant on his reemployment date.

(b)

Employee termination of employment and reemployment. An Employee who terminates employment as an Employee prior to becoming a Participant and is subsequently reemployed as an Employee shall become an Eligible Employee coincident with or next following the later of (i) the date of his reemployment, or (ii) the date he satisfies the eligibility requirements of Section 2.01 counting his service with the Employers and the Affiliates prior to his termination of employment only if he is reemployed prior to incurring a Disqualifying Break in Service.

Section 2.03 Transfer of Employment/Change of Employment Classification. The effect under this Plan of a transfer of employment or change in employment status shall be as set forth in this Section.

(a)	Transfer from Employer to Employer. If a transfer of employment results in an active Participant transferring from one Employer to another Employer, but remaining an Employee, he shall continue to be an active Participant.

(b)	Transfer where Participant ceases to be Eligible Employee. If a transfer of employment results in an active Participant ceasing to be an Employee, but remaining an employee of an Employer or an Affiliate, then:

(i)	the Participant shall become an inactive Participant and shall cease to be eligible (1) to make Pre-Tax Contributions and After-Tax Contributions to the Trust Fund, and (2) to share in the allocation of Matching Contributions or Qualified Nonelective Contributions;

(ii)	the Participant shall continue to earn Years of Vesting Service under the Plan; and

(iii)	the Participant’s Accounts shall continue to be held in, and share in the earnings and losses of, the Trust Fund.

(c)	Transfer where individual becomes Employee. If a transfer of employment or change in employment status results in an individual (who was an employee of an Employer or an Affiliate prior to the transfer) becoming an Employee, then:

(i)	the Employee shall become an Eligible Employee upon the later of (1) the date of his transfer to an Employer or change in his employment status, as applicable; or (2) the date on which he satisfies the requirements of Section 2.01;

(ii)	the Employee may elect to become a Participant on any Entry Date coincident with or next following the date he becomes an Eligible Employee; and

(iii)	the Employee’s Years of Vesting Service and service for determining eligibility to participate in the Plan under Section 2.01 shall be determined counting his service both as an Employee and as an employee of an Employer or an Affiliate.

(d)	Special rules for transfers from Canada. Notwithstanding (c) above, if an individual who was an active participant in a registered retirement plan for employees in Canada maintained by an Employer or an Affiliate transfers employment in a manner that causes him to become an Employee, he shall become an Eligible Employee on the date of his transfer of employment to an Employer.

Section 2.04 Election to Become a Participant. Upon satisfaction of the eligibility requirements of this Article II, an Eligible Employee may elect, at the time and in the manner prescribed by the Administrative Committee, to become a Participant by authorizing payroll deductions for Pre-Tax Contributions or After-Tax Contributions or both in accordance with Article III. A Participant’s election shall be effective with the next administratively practicable pay period (which shall not be earlier than his Entry Date) after the Eligible Employee’s election has been received, approved and processed by the Administrative Committee.

ARTICLE III

EMPLOYEE CONTRIBUTIONS

Section 3.01 Pre-Tax Contributions. Subject to Section 3.01(b), an Eligible Employee shall become a Participant by specifying the rate of Pre-Tax Contributions or After-Tax Contributions he wishes to make, by payroll deduction, as set forth in this Section 3.01 or Section 3.02.

(a)	Election to make Pre-Tax Contributions. An Eligible Employee may elect, at the time and in the manner prescribed by the Administrative Committee, to make Pre-Tax Contributions to the Trust Fund of not less than 1%, nor more than 89%, of his Compensation for each payroll period, in 1% increments; provided, however, that in no event shall the sum of the Eligible Employee’s Pre-Tax Contributions, After-Tax Contributions and Catch-Up Contributions exceed 89% of his Compensation for any payroll period. In applying this 89% limitation, an Eligible Employee shall in any event be eligible to make Pre-Tax Contributions and Catch-Up Contributions of at least 75% of his Compensation for any payroll period.

(b)	Automatic Pre-Tax Contributions. Notwithstanding (a) above or Section 2.04, if any Newly Hired Employee who (i) first satisfies the eligibility requirements of Section 2.01 on or after January 1, 2004 (January 1, 2000, in the case of an Employee of Roadway LLC or any or its subsidiaries), and (ii) fails to make an affirmative election to make Pre-Tax Contributions to the Trust Fund of 0% or another specified percentage of Compensation per payroll period within one month of the later of (x) becoming an Eligible Employee, or (y) receiving from the Administrative Committee written notice of eligibility to participate in the Plan and the terms of this Section 3.01(b), he shall be deemed to have made an election to make Pre-Tax Contributions to the Trust Fund of 3% of his Compensation per payroll period.

Section 3.02 After-Tax Contributions. Subject to Section 3.01(b), an Eligible Employee may elect, at the time and in the manner prescribed by the Administrative Committee, to make After-Tax Contributions to the Trust Fund of not less than 1%, nor more than 15%, of his Compensations for each payroll period in 1% increments; provided, however, that in no event shall the sum of the Eligible Employee’s Pre-Tax Contributions, After-Tax Contributions and Catch-Up Contributions exceed 89% of his Compensation for any payroll period.

Section 3.03 Change of Contributions. A Participant may elect, at the time and in the manner prescribed by the Administrative Committee, to change the rate of his Pre-Tax Contributions or After-Tax Contributions or both within the limitations of Section 3.01 or 3.02, effective with the next administratively practical pay period after the Administrative Committee receives notice of the change. Notice of the change shall be provided to the Administrative Committee at least 30 days (or as otherwise required by the Administrative Committee) prior to the first pay period for which the change will be effective.

Section 3.04 Suspension of Contributions. A Participant may elect, at the time and in the manner prescribed by the Administrative Committee, to suspend his Pre-Tax Contributions or After-Tax Contributions or both to the Trust Fund effective as of any subsequent pay date. The election, however, shall be provided to the Administrative Committee at least 30 days (or as otherwise required by the Administrative Committee) prior to the first pay date for which the change will be effective. A Participant may resume his Pre-Tax Contributions and/or After-Tax Contributions, effective with the first pay date in any subsequent calendar month, by providing notice to the Administrative Committee at least 30 days (or as otherwise required by the Administrative Committee) prior to the first day of the calendar month during which the change will be effective.

Section 3.05 Pay for Performance Plan. Elections under Sections 3.01 and 3.02 shall apply to annual bonus payments by an Employer to an Eligible Employee, including bonus payments under the Employer’s Pay for Performance Plan, unless the Eligible Employee makes a separate election under those Sections with respect to annual bonus payments. Notwithstanding the limitations in Sections 3.01 and 3.02, this separate election may be from 0% to 89% of a Participant’s annual bonus payment (after applicable payroll taxes) in 1% increments. A separate election shall be made in October or November, and shall apply to any annual bonus paid during the next year (generally in the following February or March).

Section 3.06 Rollover Contributions.

(a)	Eligible rollover distribution. An Employee who has received, or is entitled to receive, an “eligible rollover distribution” (within the meaning of Code Section 402) from an “eligible retirement plan” (within the meaning of Code Section 402) may, with the approval of the Administrative Committee, contribute as a Rollover Contribution (including a direct rollover) all or part of the eligible rollover distribution to the Trust Fund, regardless of whether the Employee is an Eligible Employee; provided, however, that the Rollover Contribution is in cash and not attributable to employee after-tax contributions.

(b)	Procedures for Rollover Contributions. The Administrative Committee shall develop procedures, and may require information from the Employee desiring to make a Rollover Contribution as it deems necessary or desirable to determine that the Rollover Contribution satisfies the requirements of this Section 3.06 and the Code. A Rollover Contribution shall be credited to the Employee’s Rollover Contribution Account. Upon making the Rollover Contribution to the Plan by an Employee who is not yet making contributions to this Plan, the Rollover Contribution, adjusted for any Plan earnings or losses attributable to the amount, shall represent the Employee’s sole interest in the Plan until he begins making Pre-Tax Contributions or After-Tax Contributions.

Section 3.07 Transfer Contributions.

(a)	Qualified defined contribution plan transfer. At its discretion, the Administrative Committee may authorize the acceptance of a plan-to-plan transfer of an Employee’s interest in any other qualified defined contribution plan under Code Section 401(a) that is not an “eligible rollover distribution” (within the meaning of Code Section 402).

(b)	Procedures for qualified plan contribution transfer. The Administrative Committee may develop procedures and may require information regarding the amount of the Transfer Contribution, as it deems necessary or desirable to determine that the proposed transfer shall satisfy the requirements of this Section 3.07. Upon approval by the Administrative Committee, a Transfer Contribution shall be deposited in the Trust Fund and credited to the Participant Accounts as the Administrative Committee may direct, including a Transfer Contribution Account. Upon the transfer by an Employee who is not yet making contributions to this Plan, the Transfer Contribution, adjusted for any Plan earnings or losses attributable to the amount, shall represent the Employee’s sole interest in the Plan until he begins making Pre-Tax Contributions or After-Tax Contributions.

Section 3.08 Military Leave (USERRA). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

Section 3.09 Catch-Up Contributions. Each Eligible Employee who has attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Catch-up contributions shall not be taken into account for purposes of implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of an Eligible Employee’s making catch-up contributions.

Section 3.10 Annual Limit on Pre-Tax Contributions.

(a)	Annual limit. Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant’s Pre-Tax Contributions (when combined with other “elective deferrals,” within the meaning of Code Section 402(g)(3), made by the Participant under all other qualified plans) for a calendar year exceed the annual dollar limit described in Code Section 402(g), except to the extent permitted under Code Section 414(v).

(b)	Procedures for Excess Pre-Tax Contributions. The Administrative Committee shall monitor each Participant’s Pre-Tax Contributions throughout the Plan Year and may, as necessary, reduce a Participant’s Pre-Tax Contributions if the applicable annual dollar limit under Code Section 402(g) will be exceeded. If the Administrative Committee determines that a Participant’s Pre-Tax Contributions have exceeded the Code Section 402(g) limit for a Plan Year, the excess amount, and any income allocable to the excess amount, shall be withdrawn from his Pre-Tax Contribution Account and distributed to the Participant no later than April 15 following the Plan Year for which the excess Pre-Tax Contributions were made. Any Matching Contributions attributable to a Participant’s excess Pre-Tax Contributions, including income allocable to the Matching Contributions calculated in accordance with regulations under Code Section 401(m), shall be withdrawn from his Matching Contribution Account and used to reduce future Matching Contributions. The return of a Participant’s excess Pre-Tax Contributions and income thereon, and the forfeiture of the Participant’s Matching Contributions and income thereon, shall be accomplished by a proportionate reduction in the Investment Funds in which the Participant’s Pre-Tax Contribution Account and Matching Contribution Account are invested.

(c)	Distribution of Excess Pre-Tax Contributions. The Plan shall distribute excess Pre-Tax Contributions in the same Plan Year in which they were made, only if (i) the Participant and the Plan designate the distribution as a distribution of an excess Pre-Tax Contribution, and (ii) the distribution is made after the date on which the Plan received the excess Pre-Tax Contribution.

(d)	Excess Pre-Tax Contributions counted for ADP Testing. Excess Pre-Tax Contributions returned to a Participant under this Section 3.10 shall continue to be considered as Pre-Tax Contributions for purposes of determining the Participant’s Average Deferral Percentage for the Plan Year in which they are made.

Section 3.11 ADP Test for Pre-Tax Contributions; Disposition of Excess Amounts.

(a)	ADP Test. Notwithstanding any provision of this Plan to the contrary, for each Plan Year, the Plan shall satisfy the ADP Test. Under the ADP Test, the Average Deferral Percentage of the Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage of the Eligible Employees who are Nonhighly Compensated Employees by more than the limit determined in accordance with the following table, counting for this purpose each Pre-Tax Contribution (including zero Pre-Tax Contributions in the case of any noncontributing Eligible Employee):

If the Average Deferral Percentage (ADP) of the Eligible Employees who are Nonhighly Compensated Employees is:	The Average Deferral Percentage (ADP) of the Eligible Employees who are Highly Compensated Employees can be
Less than 2%	Up to the ADP of the Nonhighly Compensated Employees multiplied by 2.0.

At least 2% but not more than 8%	Up to the ADP of the Nonhighly Compensated Employees plus 2%.

8% or more	Up to the ADP of the Nonhighly Compensated Employees multiplied by 1.25.

(b)

Suspension of Pre-Tax Contributions. The Administrative Committee shall monitor the Average Deferral Percentages of the Eligible Employees who are Nonhighly Compensated Employees and Highly Compensated Employees during each Plan Year. If it appears at any time during a Plan Year that the ADP Test may not be satisfied, the Administrative Committee may suspend or decrease the rate of Pre-Tax Contributions by one or more Highly Compensated Employees (in accordance with Plan procedures) for the remainder of the Plan Year.

(c)	Return of Pre-Tax Contributions. If, after the end of a Plan Year, it is determined that the ADP Test has not been satisfied, the Administrative Committee shall direct the Trustee to return the required amount under Code Section 401(k) of the affected Highly Compensated Employees’ Pre-Tax Contributions for the Plan Year (including income allocable to those Pre-Tax Contributions calculated in accordance with the Treasury regulations under Code Section 401(k)), beginning with the Highly Compensated Employees who contributed the highest dollar amount of Pre-Tax Contributions. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining the income or loss. Any Matching Contributions attributable to Pre-Tax Contributions returned pursuant to this Section 3.11 (including income allocable to those Matching Contributions, calculated in accordance with Treasury regulations under Code Section 401(m)) shall be withdrawn from the affected Highly Compensated Employees’ Matching Contribution Accounts and used to reduce future Matching Contributions. The return of Pre-Tax Contributions (and income thereon) and the withdrawal of Matching Contributions (and income thereon) shall occur before the end of the Plan Year following the Plan Year in which the Plan failed to satisfy the ADP Test and shall be accomplished by a proportionate reduction in the Investments Funds in which the affected Highly Compensated Employees’ Pre-Tax Contribution Account and Matching Contribution Account are invested.

(d)	Qualified Nonelective Contributions. Notwithstanding (c) above, the Employers shall have the discretion to make Qualified Nonelective Contributions to the Plan to satisfy the ADP Test for any Plan Year rather than return excess Pre-Tax Contributions to affected Highly Compensated Employees. Qualified Nonelective Contributions shall be made in the manner, on behalf of the Eligible Employees and in the proportions among Eligible Employees as the Employers may determine. Qualified Nonelective Contributions may be made in cash or Employer Stock and shall be made within the time prescribed by law for making qualified nonelective contributions. Qualified Nonelective Contributions shall be 100% vested and nonforfeitable at all times and distributed only upon the Participant’s termination of employment with the Employers and the Affiliates.

(e)	Aggregation and other adjustments for ADP Testing. Notwithstanding any provision of this Section 3.11 to the contrary:

(i)	If this Plan is aggregated with one or more other plans in order for this Plan or the other plan or plans to satisfy the requirements of Code Section 401(a)(4) or 410(b), then the ADP Test shall be applied by determining the Average Deferral Percentages of Eligible Employees as if the aggregated plans were a single plan;

(ii)	The Average Deferral Percentage for any Highly Compensated Employee who is eligible to make “elective deferrals” (within the meaning of Code Section 402(g)) under two or more cash or deferred arrangements of an Employer or an Affiliate shall be determined as if all those elective deferrals were made under a single arrangement (unless regulations under Code Section 401(k), 401(a)(4) or 410(b) provide that those cash or deferred arrangements must not be aggregated);

(iii)	In lieu of applying the ADP Test to all Eligible Employees as described in (a) above, the Administrative Committee may elect to apply the ADP Test by disregarding Eligible Employees who are Nonhighly Compensated Employees and have not completed the minimum age and service conditions described in Code Section 410(a) as of the end of the applicable Plan Year, as provided in Code Section 401(k)(3)(F); and

(iv)	If portions of the Plan or groups of Eligible Employees are required to be disaggregated for purposes of performing the ADP Test, the ADP Test shall be applied by determining the Average Deferral Percentages of the Eligible Employees as if the disaggregated Eligible Employees or disaggregated portions of the Plan were separate plans.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

Section 4.01 Matching Contributions.

(a)	Nondiscretionary Matching Contributions. For each Plan Year, the Employers shall make Nondiscretionary Matching Contributions to the Trust Fund equal to 50% of each Participant’s Pre-Tax Contributions for the Plan Year, up to 6% of each Participant’s Compensation for the Plan Year.

(b)	Discretionary Matching Contributions. For each Plan Year, the Employers, in their discretion, may make an additional Discretionary Matching Contribution equal to a percentage (as determined by the Board of Directors) of each Participant’s Pre-Tax Contributions for the Plan Year, up to 6% of each Participant’s Compensation for the Plan Year.

(c)	Form of Matching Contributions. The Employers shall make Matching Contributions in cash, Employer Stock or other property as the Company may determine.

Section 4.02 Performance-Based Contributions.

(a)	Performance-Based Contributions. For each Plan Year, the Employers may make a Performance-Based Contribution to the Trust Fund in the amount as shall be determined by the Board of Directors.

(b)	Form of Performance-Based Contributions. The Employers shall make Performance-Based Contributions in cash, Employer Stock or other property as the Company may determine.

(c)	Financed Employer Stock and Performance-Based Contributions.

(i)	While Financed Employer Stock is held in the Acquisition Loan Suspense Account, any Performance-Based Contribution made in cash shall be applied by the Trustee as follows:

(A)	First, to make any payment due on the Acquisition Loan for which the Financed Employer Stock serves as collateral. Any payment on an Acquisition Loan shall cause shares of Financed Employer Stock to be released from the Acquisition Loan Suspense Account in accordance with Section 13.04 and allocated among the Performance-Based Contribution Accounts of Eligible Participants in the manner described in subsection (d) below.

(B)	Second, to be allocated among the Performance-Based Contribution Accounts of Eligible Participants in the manner described in subsection (d) below.

(ii)	If no Financed Employer Stock is held in the Acquisition Loan Suspense Account during a Plan Year for which the Employers make a Performance-Based Contribution, that Contribution shall be allocated in accordance with subsection (d) below.

(d)	Allocation of Performance-Based Contributions. As of the December 31 of each Plan Year, the Administrative Committee shall allocate (i) any shares of Financed Employer Stock released from the Acquisition Loan Suspense Account since the immediately preceding December 31, and (ii) any Performance-Based Contribution made for the Plan Year and not applied to an Acquisition Loan, among the Performance-Based Contribution Accounts of the Eligible Participants. Each Eligible Participant’s share of the allocation shall be the same ratio as the Eligible Participant’s Compensation for the Plan Year bears to the aggregate Compensation of all Eligible Participants for that Plan Year. This Section 4.02(d) shall be subject to the provisions of Section 13.03.

Section 4.03 Forfeitures.

Forfeitures shall be used first to make appropriate additions to Accounts in order to correct for shortages caused by processing delays, then to restore previous Forfeitures as provided in Sections 6.04 and 6.12, then to pay reasonable administrative expenses of the Plan properly payable from the Trust Fund and finally to reduce future Employer Contributions.

Section 4.04 Timing and Return of Employer Contributions.

(a)	Timing of Employer Contributions. The Employers shall make Employer Contributions to the Trust Fund for a Plan Year on or before the date prescribed by the Code for the filing of the Company’s federal income tax return for that Plan Year (including extensions).

(b)	Return of Employer Contributions.

(i)	Deductibility of Employer Contributions. In no event shall the Employers be obligated to make an Employer Contribution(s) for a Plan Year in excess of the maximum amount deductible under Code Section 404, and all Employer Contributions to the Plan are conditioned upon being deductible by the Company under Code Section 404. If a deduction for an Employer Contribution for federal income tax purposes is disallowed under Code Section 404, the Trustee shall, at the request of the Company, return the disallowed Employer Contribution within one year of the Company’s receipt of a notice from the Internal Revenue Service disallowing the claimed deduction.

(ii)	Good Faith Mistake of Fact. Employer Contributions are also conditioned upon not being made by reason of a good faith mistake of fact. If, within one year of making an Employer Contribution, it is discovered all or part of the Employer Contribution was due to a good faith mistake of fact, the Trustee shall, at the request of the Company, return the part of the Employer Contribution attributable to the mistake.

(iii)	Use of unreturned Employer Contributions. If an Employer Contribution described in subsection (b)(i) or (b)(ii) above cannot be returned to the Company due to the time limit stated in that subsection, the amount shall be applied to reduce future Employer Contributions.

Section 4.05 ACP Test for After-Tax Contributions and Employer Matching Contributions.

For each Plan Year, After-Tax Contributions and Matching Contributions shall be limited pursuant to the actual contribution percentage (“ACP”) test. The ACP for Eligible Employees who are Highly Compensated Employees may not exceed the greater of: (i) 1.25 times the ACP for all Eligible Employees who are Nonhighly Compensated Employees, or (ii) the lesser of (A) two times the ACP for all Eligible Employees who are Nonhighly Compensated Employees, or (B) the ACP for all Eligible Employees who are Nonhighly Compensated Employees plus two percentage points. The Administrative Committee shall determine each Eligible Employee’s ACP consistent with Code Section 401(m)(2) and applicable Treasury regulations, which are incorporated into the Plan by reference. The Administrative Committee shall maintain records sufficient to demonstrate satisfaction of the ACP test, and the amount of Qualified Nonelective Contributions, if any, used to satisfy the test, for each Plan Year.

ARTICLE V

ACCOUNTS OF PARTICIPANTS

Section 5.01 Accounts.

(a)	Accounts. The Administrative Committee shall establish the accounts described in (i) through (vii) below on behalf of each Participant, and the respective accounts in (viii) through (xx) below on behalf of each Participant who had similar accounts transferred to this Plan from a Prior Plan, the Roadway 401(k) Plan or the Meridian 401(k) Plan. A Participant’s vested percentage in his Accounts shall be determined in accordance with Section 5.02.

(i)	a Pre-Tax Contribution Account (which shall include Catch-Up Contributions made by the Participant and pre-tax contributions made by the Participant under a Prior Plan),

(ii)	an After-Tax Contribution Account (which shall include after-tax contributions made by the Participant under a Prior Plan),

(iii)	a Rollover Contribution Account (which shall include rollover contributions made by the Participant under a Prior Plan),

(iv)	a Transfer Contribution Account,

(v)	a Matching Contribution Account,

(vi)	a Performance – Based Contribution Account,

(vii)	a Qualified Nonelective Contribution Account,

(viii)	a Prior Matching Contribution Account,

(ix)	a Prior PAYSOP Account,

(x)	a Prior Profit Sharing “A” Account,

(xi)	a Roadway Pre-Tax Contribution Account,

(xii)	a Roadway After-Tax Contribution Account,

(xiii)	a Roadway Rollover Contribution Account,

(xiv)	a Roadway Matching Contribution Account,

(xv)	a Roadway Profit Sharing Contribution Account,

(xvi)	a Roadway Stock Bonus Account,

(xvii)	a Roadway Qualified Nonelective Contribution Account,

(xviii)	a Meridian Pre-Tax Contribution Account,

(xix)	a Meridian Matching Contribution Account, and

(xx)	a Meridian Rollover Contribution Account.

(b)	Accounting for investments in Accounts. The Administrative Committee shall maintain separate records that show (i) the portion of each Participant’s Accounts invested in each Investment Fund, (ii) the amount and type of Contributions to the Participant’s Accounts, (iii) payments and withdrawals from the Participant’s Accounts, and (iv) the amount of income and losses attributable to the Participant’s Accounts. The interest of each Participant in the Trust Fund at any time shall consist of his Account balances (as determined pursuant to Section 5.08) as of the last preceding Valuation Date.

Section 5.02 Vesting.

(a)	Accounts with 100% vesting. A Participant shall at all times have a 100% vested and nonforfeitable interest in all his Accounts other than his Prior Profit Sharing “A” Account.

(b)	Vesting in Prior Profit Sharing “A” Account.

(i)	A Participant shall become 100% vested in his Prior Profit Sharing “A” Account if he (1) attains Normal Retirement Age, while he is an employee of an Employer or an Affiliate, or (2) terminates employment with the Employers and Affiliates due to death or Total and Permanent Disability, regardless of his Years of Vesting Service.

(ii)	A Participant shall become vested in his Prior Profit Sharing “A” Account in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(c)	Vested percentage as of December 31, 2004. Unless Section 1.76(d) applies, no Participant’s vested percentage under the Plan as of January 1, 2005, shall be less than his vested percentage under the Plan or the Roadway 401(k) Plan, as applicable, as of December 31, 2004.

(d)	Termination of employment with 0% vesting. If a Participant is 0% vested in his Prior Profit Sharing “A” Account as of his termination of employment with the Employers and the Affiliates, a distribution of his 0% vested interest shall be deemed to occur on the date of his termination of employment.

(e)	Termination of employment and forfeiture of non-vested balances.

(i)	If a Participant terminates employment with the Employers and the Affiliates and receives (or is deemed to receive) a distribution of the entire vested balance of his Prior Profit Sharing “A” Account, any non-vested balance of that Account shall be forfeited immediately upon termination of employment.

(ii)	If a Participant terminates employment with the Employers and the Affiliates when he has a partially vested interest in his Prior Profit Sharing “A” Account, and he does not receive a distribution of the vested balance of that Account, the non-vested balance of that Account shall be forfeited at the end of the first Plan Year in which he incurs a Disqualifying Break in Service.

(f)	Forfeiture of non-vested balances and Employer Stock. Notwithstanding anything in this Section 5.02 to the contrary, if the non-vested balance of a Participant’s Prior Profit Sharing “A” Account is forfeited, Employer Stock allocated to that Account shall be forfeited only after Other Assets are forfeited. If interests in more than one class of Employer Stock have been allocated to that Account, the Participant shall be treated as forfeiting the same proportion of each class.

(g)	Treatment of Forfeitures. A Forfeiture arising under this Section 5.02 shall be held in a suspense account and reallocated as of the end of the Plan Year in which it arises in the manner described in Section 4.03.

Section 5.03 Investment Funds.

(a)	Establishment of Investment Funds. There shall be established within the Trust Fund Investment Funds selected by the Administrative Committee. The Administrative Committee may add or eliminate Investment Funds at its discretion, provided there are at least four Investment Funds, including the Employer Stock Fund and, as described in subsection (b) below, the SCS Transportation Stock Fund.

(b)	SCS Transportation Stock Fund. On September 30, 2002, the Company completed the spin-off of its subsidiary, SCS Transportation, Inc. by distributing its shares of SCS Transportation, Inc. to the Company’s stockholders on the basis of one share of SCS Transportation, Inc. stock for every two shares of Employer Stock, including shares of Employer Stock held in the Plan. As a result of this exchange, shares of SCS Transportation, Inc. stock are held in the SCS Transportation Stock Fund and allocated to certain Participants’ Accounts. No Participant may invest future Contributions made by him or on his behalf in, or transfer any portion of his existing Account balances to, the SCS Transportation Stock Fund. Effective January 1, 2005, a Participant with all or part of an existing Account invested in the SCS Transportation Stock Fund may liquidate that investment at any time.

(c)	Brokerage account. The Administrative Committee may permit a Participant to invest that portion of his existing Account balances that may be invested in the Discretionary Investment Funds (but not future Contributions made by him or on his behalf), in investment media other than the Discretionary Investment Funds through a brokerage account established in the Participant’s name by the Trustee, subject to the terms and conditions as the Administrative Committee deems necessary or appropriate, including without limitation, restrictions on the types of investment media in which a Participant may invest his existing Account balances. The Trustee shall act in accordance with the instructions and in accordance with the terms and conditions, if any, of the brokerage account. No designation of an investment medium through the brokerage account will be effective unless the terms and conditions, if any, of the investment medium are satisfied. No designation of an investment medium will be effective if, in the judgment of the Trustee or the Administrative Committee, the investment would violate any applicable statute, rule or regulation or result in a prohibited transaction under ERISA Section 406 or Code Section 4975. A brokerage account established under this Section 5.03(c) shall be treated as a Discretionary Investment Fund under the Plan.

(d)	Brokerage account procedures. A Participant may elect to invest through a brokerage account by electing to change the investment of that portion of his existing Account balances that may be invested in the Discretionary Investment Funds (but not future Contributions made by him or on his behalf). The minimum balance required to open the brokerage account is $2,500, or such other amount as the Trustee or the Administrative Committee may determine from time to time, and after the brokerage account is opened, transfers into the brokerage account shall be in $1,000 increments (or such other amount as the Trustee or the Administrative Committee shall determine from time to time). A Participant shall not be permitted to (i) open a brokerage account, if the minimum initial balance would exceed 25% of the total of all his Account balances (including any Accounts in which the balances are invested in Employer Stock), or (ii) make a transfer into his brokerage account if his brokerage account balance either before or after the transfer would exceed 25% of the total of all his Account balances. Any fees charged by the Trustee for the maintenance of, and transactions relating to, a Participant’s brokerage account shall be charged against that account, except to the extent of any administrative fees that the Employers or the Participant have agreed to pay directly to the Trustee. The procedures for the establishment and use of a brokerage account are subject to change by the Trustee or the Administrative Committee, including the elimination of the brokerage account.

Section 5.04 Investment Direction of Future Contributions.

(a)

Participant directed investment. A Participant shall direct the investment of future Contributions made by him and on his behalf (except as otherwise provided in subsection (b) below), in 1% increments among the Discretionary Investment Funds. A Participant’s investment direction shall be submitted to the Administrative Committee at the time and in the manner prescribed by the Administrative Committee and subject to the limitations and terms applicable to the Discretionary Investment Funds as those limitations and terms are described in the Investment Fund’s prospectus or other governing documents. In the absence of any investment direction, the Participant’s Contributions shall be invested in the Discretionary Investment Fund designated by the Administrative Committee as the default Discretionary Investment Fund.

(b)	Investment in the Employer Stock Fund. All Performance-Based Contributions and 50% of the Nondiscretionary Matching Contributions made on behalf of any Participant shall be invested in the Employer Stock Fund.

(c)	Investment of Qualified Nonelective Contributions. All Qualified Nonelective Contributions made on behalf of a Participant shall be invested in the same manner as the Participant’s Pre-Tax Contributions.

Section 5.05 Change of Investment for Future Contributions. A Participant may elect to change the investment of his future Contributions (except as otherwise provided in Section 5.04(b)), in 1% increments among the Discretionary Investment Funds. Any investment direction by the Participant shall be submitted to the Administrative Committee, at the time and in the manner prescribed by the Administrative Committee and subject to the limitations and terms applicable to the Investment Fund, as those limitations and terms are described in the Investment Fund’s prospectus or other governing documents.

Section 5.06 Change of Investment for Current Accounts.

(a)	Investment in Discretionary Investment Funds. A Participant may elect to change the investment of the combined balances in his Accounts (except as otherwise provided in subsection (b) below), in 1% increments among the Discretionary Investment Funds (other than a brokerage account). Any Participant election to change the investment of his account balance shall be submitted to the Administrative Committee, at the time and in the manner prescribed by the Administrative Committee, and subject to the limitations and terms applicable to the Investment Fund, as those limitations and terms are described in the Investment Fund’s prospectus or other governing documents.

(b)	Investment in Employer Stock Fund. Except as otherwise provided in Section 13.07, the following Participant Accounts shall be invested in the Employer Stock Fund: (i) Prior PAYSOP Account, (ii) Prior Profit Sharing “A” Account, (iii) Performance-Based Contribution Account, (iv) the portion of the Matching Contribution Account attributable to Nondiscretionary Matching Contributions described in Section 5.04(b), (v) Roadway Matching Contribution Account, to the extent it was invested in Employer Stock on December 31, 2004, and (vi) Roadway Stock Bonus Account, to the extent it was invested in Employer Stock on December 31, 2004.

Section 5.07 Valuation of Trust Fund and Investment Funds. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, each Investment Fund and the Accounts of each Participant. These valuations shall be made in accordance with usual and customary practices consistently followed and uniformly applied.

Section 5.08 Adjustment of Participant Accounts. As of each Valuation Date, the Accounts of each Participant shall be adjusted in the following manner:

(a)	Adjustment for Contributions, etc.. The respective Accounts of each Participant shall be increased by the allocation of any Contributions or restoration of Forfeitures since the last preceding Valuation Date.

(b)	Adjustment for Performance-Based Contributions. The Performance-Based Contribution Account of each Eligible Participant invested in the Employer Stock Fund shall be increased by the allocation of any Financed Employer Stock released from the Acquisition Loan Suspense Account since the last preceding Valuation Date.

(c)	Adjustment for disbursements, etc. The respective Accounts of each Participant shall be decreased by any distributions, Forfeitures, withdrawals, or other disbursements since the last preceding Valuation Date.

(d)	Adjustment for earnings of Employer Stock Fund. Any cash or stock dividends on shares of Employer Stock allocated to Participant Accounts invested in the Employer Stock Fund shall be allocated to those Accounts as provided in Section 13.03. The investment in Employer Stock allocated to Participants’ Accounts in the Employer Stock Fund shall be accounted for in shares of Employer Stock (or in units convertible into shares) and shall not reflect unrealized gains or losses on those shares. Investment earnings (or losses) attributable to Other Assets and shares of Employer Stock held in the Employer Stock Fund but not directly allocated to Participant Accounts shall be credited (or debited) to the Participants’ Accounts (without regard to interest paid by the Trust Fund on an Acquisition Loan).

(e)	Adjustment for earnings of Investment Funds other than Employer Stock Fund. Investment earnings (or losses) of any Investment Fund other than the Employer Stock Fund shall be allocated to the Accounts invested in that Investment Fund in the ratio that the value of each Account’s investment in that Investment Fund, as of the last preceding Valuation Date; less any distributions, withdrawals or other disbursements from the Account’s investment in that Investment Fund, since the last preceding Valuation Date bears to the total value of all Accounts invested in that Investment Fund, as of the last preceding Valuation Date after these adjustments.

Section 5.09 Trustees’ and Administrative Committee’s Determinations Binding. In determining the value of the Trust Fund, the Investment Funds and the Participant Accounts, the Trustee and the Administrative Committee shall exercise their best judgment and all determinations (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of the appropriate Valuation Date regardless of when the allocations are actually made.

Section 5.10 Section 415 Defined Contribution Limit.

(a)	Annual Code Section 415 limit. Notwithstanding any provision of the Plan to the contrary, except for Rollover Contributions, Transfer Contributions and Catch-Up Contributions, the total annual additions to any Participant’s Accounts under this Plan and any other qualified defined contribution plan of the Employers and Affiliates for any Plan Year (which shall be the Plan’s limitation year) shall not exceed the lesser of (i) $40,000, as adjusted pursuant to Code Section 415(d)(1)(C), or (ii) 100% of the Participant’s Section 415 Compensation for the Plan Year.

(b)	Annual additions. The term “annual addition” shall mean the total additions in the Plan Year to the Participant’s Accounts in this Plan and any other qualified defined contribution plan of the Employers and Affiliates attributable to:

(i)	employer contributions;

(ii)	employee contributions;

(iii)	forfeitures; and

(iv)	any post-retirement medical benefits or individual medical accounts maintained under any pension or annuity plans of the Employers or Affiliates pursuant to Code Sections 419(d)(3) and 415(l)(2) which are treated as “annual additions” for purposes of Code Section 415.

(c)	Exclusions from annual additions. Notwithstanding subsections (a) and (b) above, if not more than one-third of the Performance-Based Contribution for a Plan Year is allocated to the Performance-Based Contribution Accounts of Highly Compensated Employees, the term “annual addition” for the Plan Year shall not include:

(i)	that part of Performance-Based Contribution made during the Plan Year to pay the interest due on an Acquisition Loan and deductible under Code Section 404(a)(9)(B); and

(ii)	reallocated Forfeitures of Financed Employer Stock.

(d)	Aggregate annual additions and adjustments. If a Participant receives annual additions under another qualified defined contribution plan of the Employers and Affiliates, as well as under this Plan, the limitation on aggregate annual additions described in this Section 5.10 shall be complied with by a reduction, if necessary, to the contributions under this Plan. During each Plan Year, the Administrative Committee shall monitor the aggregate annual additions made to qualified defined contribution plans of the Employers and Affiliates and may suspend or decrease the rate of the Participant’s Pre-Tax Contributions (and Matching Contributions attributable thereto) and/or After-Tax Contributions so that the aggregate limit will be satisfied.

(e)	Procedures for adjusting Participant Accounts for 415 limit.

(i)	If, as a result of the allocation of Forfeitures, a reasonable error in calculating a Participant’s Section 415 Compensation or any other limited circumstances as the Commissioner of Internal Revenue justifies the use of the rules described in Treasury Regulation Section 1.415-6(b)(6), it becomes necessary to reduce the annual additions to a Participant’s Accounts under this Plan, the reduction shall be accomplished as follows:

(A)	first, by a reduction in the Participant’s After-Tax Contribution Account by the amount of any After-Tax Contributions for the Plan Year and the earnings for the Plan Year attributable to those After-Tax Contributions;

(B)	then, by a reduction in the Participant’s Pre-Tax Contribution Account by the amount of any unmatched Pre-Tax Contributions for the Plan Year and the earnings for the Plan Year attributable to those Pre-Tax Contributions; and

(C)	then, by a reduction in the Participant’s Pre-Tax Contribution Account by the amount of matched Pre-Tax Contributions for the Plan Year and a reduction in the Matching Contribution Account by the amount of Matching Contributions attributable to the aforementioned Pre-Tax Contributions, and the earnings for the Plan Year attributable to those matched Pre-Tax Contributions and Matching Contributions; and

(D)	then, by a reduction in the Participant’s Performance-Based Contribution Account by the amount of any Performance-Based Contributions allocated to that Account for the Plan Year.

(ii)	The reduction(s) in (i) above shall be made from the Investment Funds in the manner determined by the Administrative Committee. The aggregate amount of any reduction(s) in (i) above attributable to (i) Pre-Tax Contributions and earnings thereon or After-Tax Contributions and earnings thereon shall be distributed to the affected Participants, or (ii) Employer Contributions and earnings thereon shall be held in a suspense account within the Trust Fund and applied to reduce future Employer Contributions to this Plan on behalf of all Participants. No portion of the net income or loss of the Trust Fund shall be allocated to this suspense account.

Section 5.11 No Duplication of Benefits. There shall be no duplication of any benefit payable under this Plan to any Participant or Beneficiary and of any benefit under a defined contribution plan (other than the Yellow Roadway Corporation Core Retirement Plan) maintained or contributed to by any Employer or Affiliate (or any predecessor of the Employer or Affiliate) to the same person, the amount of which is based, in whole or in part on the same period of employment of an Employee with, or on compensation from, any Employer or Affiliate (or any predecessor of the

Employer or Affiliate) or both, the amount of which is based, in whole or in part on the same period of employment of the Employee with, or on the same compensation from, any Employer or Affiliate (or any predecessor of either the Employer or the Affiliate) or both. The Administrative Committee shall make an appropriate adjustment to any benefit otherwise payable under the Plan to prevent any duplication unless the other benefit is appropriately adjusted or is clearly intended to supplement the benefits under this Plan. No benefit shall be paid to any Participant, Beneficiary or other person under more than one Section of this Plan for the same period of time.

ARTICLE VI

DISTRIBUTIONS UNDER THE PLAN

Section 6.01 Amount of Distributions/Distributable Events.

(a)	Distribution due to normal retirement, Total and Permanent Disability or death. If a Participant (i) retires on or after attaining his Normal Retirement Age, (ii) terminates employment due to death or Total and Permanent Disability, the full value of his Accounts shall become distributable, valued in the manner set forth in Section 6.06.

(b)	Distribution due to termination of employment. If a Participant terminates employment with the Employers and the Affiliates for any reason other than described in (a) above,

(i)	the full value of his Accounts other than his Performance-Based Contribution Account, Prior Profit Sharing ”A” Account, Roadway Matching Contribution Account (to the extent it is invested in Employer Stock) and Roadway Stock Bonus Account (to the extent it is invested in Employer Stock) shall become distributable, valued in the manner set forth in Section 6.06(a);

(ii)	the full value of his Performance-Based Contribution Account and vested Prior Profit Sharing “A” Account shall become distributable, valued in the manner set forth in Section 6.06(b); and

(iii)	the full value of his Roadway Matching Contribution Account and Roadway Stock Bonus Account, to the extent they are invested in Employer Stock, shall become distributable, valued in the manner set forth in Section 6.06(b).

Section 6.02 Timing of Distributions.

(a)	Distribution upon Participant’s request. A Participant who has experienced a distributable event under Section 6.01 (other than death) shall receive a distribution of the value of his vested Accounts as soon as practicable after the Administrative Committee receives the Participant’s distribution request. A Participant shall make a distribution request at the time and in the manner prescribed by the Administrative Committee.

(b)	Distribution upon certain events. Unless a Participant elects otherwise, any benefits that become distributable to the Participant under Section 6.01 shall commence not later than 60 days after the end of the Plan Year in which occurs the latest of: (i) the Participant’s attainment of Normal Retirement Age; (ii) the 10th anniversary of the commencement of his Plan participation; or (iii) the Participant’s termination of employment with the Employers and the Affiliates.

(c)

Distribution of Accounts $5,000 or less. Notwithstanding any provision of the Plan to the contrary, if the aggregate value of a Participant’s vested Accounts (excluding his Rollover Contribution Account and his Roadway Rollover Contribution Account or Meridian Rollover Contribution Account, if any), following his termination of employment with the Employers and the Affiliates does not exceed $5,000, then the aggregate value of the Participant’s vested Accounts shall automatically be paid in a single lump sum cash payment as soon as practicable after he terminates employment. Notwithstanding the preceding sentence, a Participant may elect to receive as part of his single lump sum payment whole shares of Employer Stock to the extent his vested Accounts are invested in the Employer Stock Fund.

(d)	Mandatory distribution after 70 1/2 .

(i)	Notwithstanding any provision of the Plan to the contrary, distribution of a Participant’s Accounts shall commence or otherwise be paid by April 1 of the calendar year immediately following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant retires, unless the Participant is a “5% owner” (within the meaning of Code Section 416(i)), in which event the Participant’s Accounts shall be distributed by April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70½.

(ii)	Notwithstanding (i) above, any Participant (other than a Former Roadway 401(k) Plan Participant or a Former Meridian 401(k) Plan Participant) who is not a 5% owner and who attains age 70½ before January 1, 2002, shall have the option of commencing distribution of his Accounts by April 1 of the calendar year immediately following the calendar year in which he attains age 70½ or deferring distribution of his Accounts until after he terminates employment, if later.

(iii)	Notwithstanding (i) above, any Participant who is a Former Roadway 401(k) Plan Participant, who is not a 5% owner and who attains age 70½ before January 1, 1999, shall have the option of commencing distribution of his Accounts by April 1 of the calendar year immediately following the calendar year in which he attains age 70½. or deferring distribution of his Accounts until after he terminates employment, if later.

(iv)	Notwithstanding (i) above, any Participant who is a Former Meridian 401(k) Plan Participant who is not a 5% owner shall have the option of commencing distribution of his Accounts by April 1 of the calendar year immediately following the calendar year in which he attains age 70½. or deferring distribution of his Accounts until after he terminates employment, if later.

Section 6.03 Form of Payment.

(a)	Normal form of Payment. The normal form of payment under the Plan shall be (i) a single lump sum distribution with respect to a Participant’s Roadway Accounts or Meridian Accounts, and (ii) a Qualified Joint and Survivor Annuity with respect to all other of a Participant’s Accounts.

(b)	Optional forms of payment. During the period of time beginning not more than 90, and not less than 30, days before his Annuity Starting Date, a Participant whose Accounts become distributable under Section 6.01 for reasons other than death, may waive the normal form of distribution and elect (with spousal consent, if applicable) to receive the amounts to which he is entitled under the Plan in one of the following forms of payment:

(i)	one lump sum cash payment, except that a Participant may elect to receive whole shares of Employer Stock in lieu of cash to the extent that his vested Accounts are invested in the Employer Stock Fund (any fractional share of Employer Stock shall be distributed in cash);

(ii)	substantially equal periodic cash installments, either monthly, quarterly, semiannually or annually, over a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary;

(iii)	an annuity that will provide monthly payments for the Participant’s life or for the life of the Participant and his designated Beneficiary; provided that, for this purpose, the designated

Beneficiary shall be limited to the Spouse, brother, sister or dependent of the Participant, and the term “dependent” shall have the same definition as it has for federal income tax purposes; or

(iv)	solely with respect to a Participant’s Meridian Accounts, (i) a single life annuity with a certain period of five, ten or 15 years; (ii) a single life annuity with an installment refund; (iii) a joint and survivor annuity with an installment refund and a survivor annuity of 50%, 66 2/3% or 100%; (iv) a fixed period annuity for any period of whole months that is not less than 60 and does not exceed the life expectancy of the Participant and his designated Beneficiary where life expectancy is not recalculated; and (v) a series of installments chosen by the Participant with a minimum payment each year beginning with the year in which the Participant attains age 70½. With respect to the installment payments of the foregoing clause (v), the payment for the first year in which a minimum payment is required shall be made by April 1 of the following calendar year. The payment for the second and each successive year shall be made by December 31 of that year. The minimum payment shall be based on a period equal to the “joint and last survivor expectancy” (within the meaning of the Meridian 401(k) Plan) of the Participant and his Spouse, if any, where the joint and last survivor expectancy is recalculated. The balance of the Participant’s vested Accounts, if any, shall be payable on the Participant’s death to his Beneficiary in a single lump sum payment.

(c)	Spousal consent to elections.

(i)	An election by a Participant to have benefits from his Accounts (other than his Roadway Accounts or Meridian Accounts, if any) paid in a form other than a Qualified Joint and Survivor Annuity (or an alternative joint and survivor annuity where the Spouse’s survivor benefit is greater than 50% but not greater than 100% of the Participant’s monthly annuity payments) shall be effective only with the written consent of the Participant’s Spouse to the specific form of payment and, if applicable, to any nonspouse Beneficiary. The consent shall be obtained during the same period of time provided for the Participant’s election under subsection (b) above; acknowledge the effect of the consent; and be witnessed by a Plan representative or notary public. An election to waive the Qualified Joint and Survivor Annuity may be revoked in its entirety at any time prior to the later of the Annuity Starting Date or the expiration of the seven-day period that begins the day after the written explanation described below is provided to the Participant. After the revocation, the Participant may make another election in the form and manner described in this Section 6.03.

(ii)	If a Participant elects to have his Roadway Accounts or Meridian Accounts, if any, paid as an annuity, the spousal consent rules of (i) above shall apply to the payment.

(d)

Explanation of Payments. No less than 30, and no more than 90, days prior to a Participant’s or Beneficiary’s Annuity Starting Date, the Administrative Committee shall provide to the Participant or Beneficiary a notice(s) explaining (i) the normal form of payment and the optional forms of payment available under the Plan, (ii) the relative values of the various optional forms of payment under the Plan, (iii) if the aggregate value of the Participant’s vested Accounts (excluding his Rollover Contribution Account and his Roadway Rollover Contribution Account or Meridian Rollover Contribution Account, if any) exceeds $5,000, the right of the Participant to defer distribution of his vested Accounts until the latest date described in Section 6.02, (iv) the right of a Participant to waive the normal form of payment and elect (with spousal consent, if applicable) an optional form of payment, (v) the rights of the Participant’s spouse, if any, and (vi) the tax treatment of the payment if the payment is or includes an “eligible rollover distribution (within the meaning of Code Section 402). Any distribution under this provision may occur less than 30 days after the foregoing notice is given to the Participant, if: (i) the Administrative Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider his payment options and the tax treatment of those options, (ii) the Participant, after receiving the notice, affirmatively elects a distribution and waives the 30-day period, and (iii) the distribution does not commence before the expiration of the seven-day period that begins on the day after the date the foregoing notice is provided to the Participant.

(e)	Purchase of annuity for distribution. If any distribution under the Plan is payable as an annuity, then, to the extent administratively practicable, a Participant’s vested Accounts balances shall be used to purchase an annuity from an insurance company, which annuity shall pay the benefits.

Section	6.04 Repayment Upon Reentry Into Plan.

(a)	Repayment of vested interest. If a Participant terminates employment with the Employers and Affiliates without being fully vested in his Prior Profit Sharing “A” Account, receives a distribution of his entire vested portion of that Account, forfeits the nonvested portion of that Account and is subsequently reemployed by an Employer or Affiliate, he may elect to repay to the Trust Fund in the “proper form” the amount previously distributed to him provided any repayment shall be made before the earlier of (i) the close of the first period of five consecutive Breaks in Service commencing after the distribution; or (ii) the end of five years after his date of reemployment. For purposes of this Section 6.04, to the extent the Participant receives a distribution of cash, the term “proper form” shall mean cash. To the extent the Participant receives a distribution of Employer Stock, the term “proper form” means Employer Stock by delivering certificates for Employer Stock, duly endorsed in blank or negotiable form, for that number of whole shares which equal the value of the shares distributed to the Participant (with any fractional share value repaid in cash) or delivery may be effected in such other manner as approved by the Plan Administrator.

(b)	Restoration of Account balance upon repayment. If the Participant elects to repay the distribution as described in subsection (a), the amount of the Participant’s Prior Profit Sharing “A” Account that was previously forfeited shall be reinstated (without earnings) effective as of the Valuation Date coincident with or next following the date of the Participant’s repayment as follows: (i) first, by the Administrative Committee directing that Forfeitures (if any) be applied as necessary to restore that Account to its value as of the date of its Forfeiture; and (ii) if the available Forfeitures are insufficient to fully restore the value of that Account, the Employers shall pay to the Trust Fund as an additional contribution to the Plan, the sums as are necessary to restore the value of that Account as of the date of its Forfeiture.

(c)	Nonrepayment of vested interest. If a Participant terminates employment with the Employers and Affiliates without being fully vested in his Prior Profit Sharing “A” Account, receives a distribution of his entire vested portion of that Account, forfeits the nonvested portion of that Account, is subsequently reemployed by an Employer or Affiliate and does not repay the amount within the period described in (a) above, the forfeited nonvested balance of his Prior Profit Sharing “A” Account shall not be restored.

(d)	Reemployment before a Disqualifying Break in Service. If a non-vested Participant is reemployed by an Employer or an Affiliate prior to incurring a Disqualifying Break in Service, the amount of the Participant’s balance of his Prior Profit Sharing “A” Account that was previously forfeited shall be restored as provided in (b) above.

(e)	Performance-Based Contributions Forfeited Prior to 2005. If a Participant terminates employment with the Employers and Affiliates prior to 2005, forfeits the nonvested balance of his Performance-Based Contribution Account, if any, and is subsequently reemployed by an Employer or Affiliate, this Section 6.04 shall apply to the Participant with respect to his Performance-Based Contribution Account.

Section	6.05 Death Prior to Annuity Starting Date.

(a)

Payment of unmarried Participant’s Accounts. If a Participant has no Spouse on the date of his death and he dies before the Annuity Starting Date of a distribution pursuant to Section 6.01, the aggregate value of the Participant’s vested Accounts, valued in the manner set forth in Section 6.06, shall be paid to the deceased Participant’s Beneficiary in a lump sum cash payment or cash installments in accordance with the provisions of Sections 6.02 and 6.03, as if the Beneficiary was the Participant.

Notwithstanding the above, if the aggregate value of the deceased Participant’s vested Accounts (other than his Rollover Contribution Account and his Roadway Rollover Contribution Account or Meridian Rollover Contribution Account, if any) as of the date of his death does not exceed $5,000, the entire amount of the Participant’s vested Accounts shall be paid to the Beneficiary in a single lump sum cash payment as soon as practicable after the Participant’s death. Notwithstanding the preceding sentences, a Beneficiary may elect to receive as part of a single lump sum payment whole shares of Employer Stock in lieu of cash to the extent the deceased Participant’s vested Accounts are invested in the Employer Stock Fund (fractional shares of Employer Stock shall be paid in cash).

(b)	Pre-retirement survivor annuity for married Participants.

(i)	Unless otherwise elected as provided in subsection (c) below, if a Participant has a Spouse on the date of his death and dies before the Annuity Starting Date of a distribution pursuant to Section 6.01, the aggregate value of the Participant’s vested Accounts (other than his Roadway Accounts or Meridian Accounts, if any), valued as determined in Section 6.06, shall be applied to the purchase of an annuity from an insurance company providing monthly payments to the Participant’s surviving Spouse for the Spouse’s life, i.e., a pre-retirement survivor annuity. The surviving Spouse may elect to commence receiving the death benefit payments within a reasonable time after the Participant’s death. The surviving Spouse may, during the 90-day period before his Annuity Starting Date, waive the pre-retirement survivor annuity and elect a single lump sum cash payment or installment payments in accordance with the provisions of Sections 6.02 and 6.03, as if the surviving Spouse was the Participant. (Any election by a surviving Spouse must be in writing, acknowledge the effect of the election and be witnessed by a Plan representative or notary public.)

(ii)	If a Participant has a Spouse on the date of his death and dies before the Annuity Starting Date of a distribution pursuant to Section 6.01, the aggregate value of the Participant’s vested Roadway Accounts or Meridian Accounts, if any, valued as determined in Section 6.06, shall be paid to the deceased Participant’s surviving Spouse in a lump sum cash payment or cash installments in accordance with the provisions of Sections 6.02 and 6.03, as if the surviving Spouse was the Participant.

(iii)	Notwithstanding (i) and (ii) above, if the aggregate value of the deceased Participant’s vested Accounts (other than his Rollover Contributions Account and his Roadway Rollover Contribution Account or Meridian Rollover Contribution Account, if any), does not exceed $5,000 as of the date of the Participant’s death, the death benefit shall be distributed in a single lump sum cash payment as soon as practicable after the Participant’s death.

(iv)	Notwithstanding (i), (ii) and (iii) above, a surviving Spouse may elect to receive as part of a single lump sum payment whole shares of Employer stock in lieu of cash to the extent the deceased Participant’s Accounts are invested in the Employer Stock Fund (fractional shares of Employer Stock shall be paid in cash).

(v)	If the death benefit payable to the surviving spouse constitutes or includes an “eligible rollover distribution” (within the meaning of Code Section 402), the Administrative Committee shall provide the surviving Spouse, within the time period described in Section 6.03(d), with a written explanation of the tax treatment of the death benefit.

(c)	Waiver of pre-retirement survivor annuity. A Participant may elect to waive the pre-retirement survivor annuity. Any election must be made in writing during the election period (as defined in subsection (d) below) and shall require the Spouse’s consent in the same manner provided for in Section 6.03(c), except that the election to which the Spouse consents need not specify the alternative form of benefit. A nonspouse Beneficiary may be named as provided in Section 1.10 and distribution of the death benefit to the Beneficiary shall be made in the same manner as provided in subsection (a) above.

(d)	Timing of waiver election. The election period to waive the pre-retirement survivor annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of the separation from service. Notwithstanding the above, an earlier waiver shall be deemed to be within the election period provided that in advance of the earlier waiver a written explanation as described below is given to the Participant and provided that the earlier waiver becomes invalid upon the beginning of the Plan Year in which the Participant’s 35th birthday occurs.

(e)	Explanation of pre-retirement survivor annuity. With regard to the election to waive the pre-retirement survivor annuity, the Administrative Committee shall provide each Participant a written explanation of the pre-retirement survivor annuity within the applicable period. The term “applicable period” means, with respect to a Participant, whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; and (ii) the period beginning one year prior to the date the individual becomes a Participant and ending one year after the date. Notwithstanding the above, in the case of a Participant who separates from service before attaining age 35, the term “applicable period” means the period beginning one year before the separation from service and ending one year after the separation from service. If the Participant returns to service, the Administrative Committee shall also provide a written explanation as otherwise required above.

Section 6.06 Valuation of Accounts for Distribution.

(a)	Valuation of Participant Accounts. When a Participant’s Accounts become distributable pursuant to Section 6.01 the distributable amount shall be equal to the value of the Accounts determined as of the most recent Valuation Date for which a valuation has been completed prior to the Participant’s Annuity Starting Date (except as otherwise provided below regarding distributions from the Employer Stock Fund); plus any Contributions made to the Accounts and less any distributions or other disbursements from the Accounts since the Valuation Date. Notwithstanding the foregoing, the Participant’s Annuity Starting Date shall not be earlier than the Valuation Date coincident with or immediately following the date the Accounts first become distributable pursuant to Section 6.01.

(b)	Valuation Employer Stock. When a Participant’s Accounts invested in the Employer Stock Fund become distributable in accordance with Section 6.01, the number of shares in those Accounts shall be determined as of the most recent Valuation Date for which a valuation has been completed prior to the Annuity Starting Date. The Accounts shall be increased by their respective shares of any dividends on Employer Stock which have been declared, but not allocated as of the date of distribution, based on the number of shares of Employer Stock allocated to those Accounts as of the most recent Valuation Date for which a valuation has been completed prior to the Participant’s Annuity Starting Date, and reduced to reflect distributions or other disbursements of Employer Stock from the Accounts or transfers of Employer Stock to a Discretionary Investment Fund, if any, since the Valuation Date.

(c)	Distributions attributable to Employer Stock. If a distribution from Accounts invested in the Employer Stock Fund is not to be made entirely in Employer Stock, the amount to be distributed attributable to Employer Stock shall be an amount equal to the proceeds from the sale by the Trustee of the whole shares of Employer Stock credited to the Participant’s Accounts that are to be distributed, plus an amount for any fractional share of Employer Stock credited to the Participant’s Accounts, that is to be distributed, calculated on the basis of the price received from the sale of the whole shares. If the Trustee does not actually sell whole shares of Employer Stock, but rather makes a distribution from Other Assets in the Trust, the distribution to the Participant or Beneficiary shall be in an amount based upon the mean between the bid and asked price of Employer Stock as quoted on the National Association of Securities Dealers Automated Quotations (NASDAQ) or, if the Employer Stock is listed on an established exchange, the mean between the bid and asked price of the Employer Stock as quoted on the exchange, in either case, on the Business Day next preceding the date the Administrative Committee directs the Trustee to make the distribution to the Participant or Beneficiary.

Section 6.07 Minimum Distribution Requirements.

(a)	General rules.

(i)	Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year, provided that differences contained in the 2001 proposed regulations shall apply during 2002.

(ii)	Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for 2002 under this Section will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after that date. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after that date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section.

(iii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iv)	Requirements of Treasury regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(v)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, other than Section 6.07(a)(iv), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and manner of distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in Section 6.07(b)(iv), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.07(b)(ii), other than 6.07(b)(ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.07(b)(ii) and Section 6.07(d), unless Section 6.07(b)(ii)(4) applies, distributions are considered to begin on the Participant required beginning date. If Section 6.07(b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.07(b)(ii)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.07(b)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.07(c) and 6.07(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(iv)	Elections with Respect to Distributions. Notwithstanding Section 6.07(b)(ii), Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Sections 6.07(b)(ii) and 6.07(d)(ii) of this Section applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.07(b)(ii) of this Section, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 6.07(b)(ii) and 6.07(d)(ii) of this Section.

(c)	Required minimum distributions during Participant’s lifetime.

(i)	Amount of Required Minimum Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)	Lifetime Required Minimum Distributions. Lifetime required minimum distributions continue through year of Participant’s death. Required minimum distributions will be determined under this Section 6.07(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required minimum distributions after Participant’s death.

(i)	Death on or After Date Distributions Begin.

(A)	Participant survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant survived by designated beneficiary. Except as provided in Section 6.07(b)(iv), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.07(d)(i).

(B)	No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(C)	Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.07(b)(ii)(1), this Section 6.07(d)(ii) will apply as if the surviving spouse were the Participant.

(e)	Definitions.

(i)	Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.07(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required beginning date. The date by which distribution of a Participant’s Accounts must commence under Section 6.03.

(f)	Designated Beneficiary receiving distributions under five-year rule may elect life expectancy distributions.

A designated beneficiary who is receiving payments under the five-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the five-year period.

Section 6.08 In-Service Withdrawals by Participants.

(a)	General. A Participant may, while employed by an Employer or an Affiliate, withdraw amounts from his Accounts, provided that the withdrawal satisfies the terms and conditions of this Section 6.08. In the case of a withdrawal from a Participant’s Accounts invested in one or more Discretionary Investment Funds, the withdrawal shall be accomplished by a reduction in those Accounts’ investment in the respective Discretionary Investment Funds in the manner prescribed by the Administrative Committee. Any withdrawal under this Section 6.08 shall be paid from the Trust Fund as soon as reasonably practicable after the Valuation Date coincident with or immediately following approval by the Administrative Committee of the Participant’s request for an in-service withdrawal. The Administrative Committee shall automatically approve a request for an in-service withdrawal under (b), (c), (d) or (e) below if it determines that the applicable objective requirements are satisfied. A Participant may request an in-service withdrawal at the time and in the manner prescribed by the Administrative Committee.

(b)	Non-hardship withdrawals. A non-hardship withdrawal under this Section 6.08(b) shall not be made more frequently than once every two years, and shall not be available to the extent that a Participant may make a non-hardship withdrawal from his Roadway Accounts or Meridian Accounts, if any, under (c) or (d) below.

(i)	Valuation of Accounts for Non-hardship Withdrawal. With respect to a Participant’s Accounts from which the non-hardship withdrawals under this Section 6.08(b) shall be made, the value of the respective Account is determined as of the Valuation Date coincident with or immediately following approval by the Administrative Committee of the Participant’s request. Withdrawals of contributions from a Participant’s Accounts shall include earnings and appreciation on those contributions unless otherwise specified.

(ii)	Payment of Non-hardship Withdrawal. Non-hardship withdrawals under this Section 6.08(b) shall be paid in a single lump sum cash payment, except for a Participant’s withdrawal from his Prior Profit Sharing “A” Account, which shall be paid, at the election of the Participant, in the form of cash, whole shares of Employer Stock or a combination of cash and whole shares of Employer Stock.

(iii)	Order of Non-hardship Withdrawals from Accounts. Non-hardship withdrawals under Section 6.08(b) shall be made from a Participant’s Accounts in the following order:

(A)	After-Tax Contribution Account. A Participant may withdraw an amount of 100% or less of the value of his After-Tax Contribution Account.

(B)	Rollover Contribution Account. After taking a withdrawal of the total balance of his After-Tax Contribution Account, if any, a Participant may withdraw an amount of 100% or less of the value of his Rollover Contribution Account.

(C)	Prior Profit Sharing “A” Account. After taking a withdrawal of the total of the balances of his After-Tax Contribution Account and his Rollover Contribution Account, a Participant whose Prior Profit Sharing “A” Account is fully vested may withdraw an amount of 75% or less of the value of his Prior Profit Sharing “A” Account.

(D)	Pre-Tax Contribution Account. A Participant who has attained age 59½ may withdraw an amount of 100% or less of the value of his Pre-Tax Contribution Account.

(c)

Special non-hardship withdrawals for former Roadway 401(k) Plan Participants. A Former Roadway 401(k) Plan Participant shall make a non-hardship withdrawal from his Roadway Accounts of the maximum amount available to him under this Section 6.08(c) prior to making a non-hardship withdrawal under Section 6.08(b). A non-hardship withdrawal under this Section 6.08(c) shall not be made more frequently than once every two years, except that this frequency limitation shall not apply to any withdrawal from a Participant’s Roadway After-Tax Contribution Account or Roadway Rollover Contribution Account.

(i)	Valuation of Accounts for Non-hardship Withdrawal. With respect to a Participant’s Roadway Accounts from which the non-hardship withdrawals under this Section 6.08(c) shall be made, the value of the respective Account is determined as of the Valuation Date coincident with or immediately following approval by the Administrative Committee of the Participant’s request. Withdrawals of contributions from a Participant’s Roadway Accounts shall include earnings and appreciation on those contributions unless otherwise specified.

(ii)	Payment of Non-hardship Withdrawal. Non-hardship withdrawals under this Section 6.08(c) shall be paid in a single lump sum cash payment, except for withdrawals from the Roadway Matching Contribution Account (including the Safe Harbor Matching Contributions), which shall be paid, at the election of the Participant, in the form of cash, whole shares of Employer Stock or a combination of cash and whole shares of Employer Stock.

(iii)	Order of Non-hardship Withdrawals from Roadway Accounts. Non-hardship withdrawals under this Section 6.08(c) shall be made from a Participant’s Roadway Accounts in the following order:

(A)	Roadway After-Tax Contribution Account. A Former Roadway 401(k) Plan Participant may withdraw an amount of 100% or less of the value of his Roadway After-Tax Contribution Account.

(B)	Roadway Rollover Contribution Account. After taking a withdrawal of the total balance of his Roadway After-Tax Contribution Account, a Former Roadway 401(k) Plan Participant may withdraw an amount of 100% or less of the value of his Roadway Rollover Contribution Account.

(C)	Roadway Matching Contribution Account. After taking a withdrawal of the total of the balances of his Roadway After-Tax Contribution Account and his Roadway Rollover Contribution Account, a Former Roadway 401(k) Plan Participant may withdraw an amount of 100% or less of the value of his Roadway Matching Contribution Account; provided, however, that (i) the matching employer contributions have been held in the Participant’s Roadway Matching Contribution Account for at least two years, or (ii) the Participant has been a Participant in the Plan (and the Roadway 401(k) Plan) for at least five years. This Section 6.08(c)(iii)(C) shall not apply to any “Safe Harbor Matching Contributions” (including earnings on those contributions) made under the Roadway 401(k) Plan.

(D)	Roadway Safe Harbor Matching Contributions and Roadway Pre-Tax Contribution Account. After taking a withdrawal of the total of the balances of his Roadway After-Tax Contribution Account, his Roadway Rollover Contribution Account, and his Roadway Matching Contribution Account (other than the Safe Harbor Matching Contributions), a Former Roadway Plan Participant who has attained age 59 1/2 may withdraw an amount equal to 100% or less of his Pre-Tax Contribution Account, plus his “Safe Harbor Matching Contributions” (including earnings on those contributions) in his Roadway Matching Contribution Account.

(d)

Special non-hardship withdrawals for Former Meridian 401(k) Plan Participants. A Former Meridian 401(k) Plan Participant shall make a non-hardship withdrawal from his Meridian Accounts of the maximum amount available to him under this Section 6.08(d) prior to making a non-hardship withdrawal under Section 6.08(b). There shall be no limitation on the frequency of non-hardship withdrawals under this Section 6.08(d).

(i)	Valuation of Accounts for Non-hardship Withdrawal. With respect to a Participant’s Meridian Accounts from which the non-hardship withdrawals under this Section 6.08(d) shall be made, the value of the respective Account is determined as of the Valuation Date coincident with or immediately following approval by the Administrative Committee of the Participant’s request. Withdrawals of contributions from a Participant’s Meridian Accounts shall include earnings and appreciation on those contributions unless otherwise specified.

(ii)	Payment of Non-hardship Withdrawal. Non-hardship withdrawals under this Section 6.08(d) shall be paid in a single lump sum cash payment.

(iii)	Order of Withdrawal from Meridian Accounts. Non-hardship withdrawals under this Section 6.08(d) shall be made from a Participant’s Meridian Accounts in the following order:

(A)	Meridian Rollover Contribution Account. A Former Meridian 401(k) Plan Participant who has attained age 59 1/2 may withdraw an amount of 100% or less of the value of his Meridian Rollover Contribution Account.

(B)	Meridian Matching Contribution Account. After taking a withdrawal of the total balance of his Meridian Roadway Rollover Contribution Account, a Former Meridian 401(k) Plan Participant who has attained age 59 1/2 may withdraw an amount of 100% or less of the value of his Meridian Matching Contribution Account.

(C)	Meridian Pre-Tax Contribution Account. After taking a withdrawal of the total of the balances of his Meridian Rollover Contribution Account and his Meridian Matching Contribution Account, a Former Meridian Plan Participant who has attained age 59 1/2 may withdraw an amount of 100% or less of the value of his Meridian Pre-Tax Contribution Account.

(e)	Hardship withdrawals.

(i)	Availability of Hardship Withdrawals. A Participant whose Accounts are fully vested may, after taking the maximum withdrawal available as a non-hardship withdrawal, obtain a withdrawal from his Pre-Tax Contribution Account and his Roadway Pre-Tax Contribution Account or his Meridian 401(k) Plan Account, if any, except for earnings which accrue after December 31, 1988, upon his establishment to the satisfaction of the Administrative Committee that the withdrawal is necessary to alleviate a financial hardship. In no event shall a hardship withdrawal exceed the greater of the amount necessary to alleviate the financial hardship or the aggregate amount of the Participant’s Pre-Tax Contribution Account and Roadway Pre-Tax Contribution Account or Meridian 401(k) Plan Account, if any, as of the Valuation Date coincident with or immediately following approval of the Administrative Committee of the Participant’s request. A hardship withdrawal shall be made in a single lump sum payment of cash.

(ii)	Definition of Financial Hardship. For purposes of this Section 6.08(e), financial hardship shall mean an immediate and heavy financial need of the Participant which cannot be satisfied from other reasonably available resources on account of:

(A)	Medical expenses incurred by the Participant, his Spouse or his dependents, or expenses necessary to obtain medical care;

(B)	The payment of tuition and fees for the next 12 months of post-secondary education for the Participant, his Spouse or his dependents;

(C)	The purchase of a principal residence of the Participant (not including mortgage payments);

(D)	The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the principal residence; or

(E)	Any other extraordinary financial situation which is approved by the Administrative Committee under uniform standards, consistently applied, which shall be limited to those matters which the Commissioner of the Internal Revenue Service may approve from time to time.

(iii)	Suspension of Contributions after Hardship Withdrawal. Prior to a hardship withdrawal, the Participant must first obtain all distributions, other than hardship distributions, and all nontaxable loans, if any, currently available under all plans maintained by the Employers and the Affiliates. Immediately following a hardship withdrawal, a Participant’s Pre-Tax Contributions and After Tax Contributions to the Trust Fund (and other comparable contributions to any other qualified or nonqualified plan, other than a welfare or cafeteria plan, maintained by an Employer or Affiliate) shall be suspended for a period of six months. A Participant may resume Pre-Tax Contributions and After-Tax Contributions after the six-month suspension period in the same manner as provided in Section 3.04.

(iv)	Order of Withdrawal. A hardship withdrawal shall be made from a Participant’s respective Accounts in the following order: (A) Meridian Pre-Tax Contribution Account; (B) Roadway Pre-Tax Contribution Account; and (C) Pre-Tax Contribution Account.

(f)	Spousal consent required. Notwithstanding (a), (b) and (e) above, an in-service withdrawal by a married Participant from his Accounts (other than his Roadway Accounts or his Meridian Accounts) pursuant to (b) or (e) above may only be made with the written consent of the Participant’s Spouse. The consent shall be obtained no more than 90 days prior to the date of the withdrawal, acknowledge the effect of the consent and be witnessed by a Plan representative or notary public.

Section 6.09 Qualified Domestic Relations Orders. Notwithstanding any provisions contained in the Plan to the contrary, the Plan shall comply with the provisions of a QDRO. Distribution to an alternate payee pursuant to the terms of a QDRO may be made regardless of the Participant’s age or whether the Participant has terminated employment with the Employers and the Affiliates.

Section 6.10 Direct Rollovers to Eligible Retirement Plans. At the election of a “distributee” who is eligible for an “eligible rollover distribution,” the Administrative Committee shall authorize the “direct rollover” of the distributed amount from the Trust Fund to an “eligible retirement plan.” The direct rollover shall be made in accordance with procedures established by the Administrative Committee conforming to the requirements of Code Section 401(a)(31) and Treasury regulations issued under that Code Section. For purposes of this Section 6.10, the following definitions shall apply:

(a)	Eligible rollover distribution. An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee otherwise due him under the terms of the Plan, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent it is required under Code Section 401(a)(9); and (iii) any distribution made on account of hardship.

(b)	Eligible retirement plan.

(i)	An “eligible retirement plan” is (1) an individual retirement account described in Code Section 408(a) (other than a Roth IRA), (2) an individual retirement annuity described in Code Section 408(b), (3) an annuity plan described in Code Section 403(a), or (4) a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution. The term “eligible retirement plan” shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into the plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a QDRO.

(ii)	A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions not includible in gross income. However, the portion may be transferred only (1) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), or (2) to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution includible in gross income and the portion of the distribution not so includible.

(c)	Distributee. A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse as the alternate payee under a QDRO, are distributees with regard to the interest of the Spouse or former Spouse.

(d)	Direct rollover. A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 6.11 Loans. While it is the primary purpose of the Plan to provide funds for Participants when they terminate employment, it is recognized that under some circumstances it would be in the best interest of Participants to permit loans to be made to them from their Meridian Rollover Contribution Accounts (if any), their Roadway Rollover Contribution Accounts (if any), their Rollover Contribution Accounts, their Prior Profit Sharing “A” Accounts, their Meridian Pre-Tax Contribution Accounts (if any), their Roadway Pre-Tax Contribution Accounts (if any) and their Pre-Tax Contribution Accounts. Accordingly, the Administrative Committee may direct that a loan be made to a Participant as the Administrative Committee in its discretion may approve, subject to the following terms and conditions:

(a)	Loan request. Each request for a loan under this Section 6.11 shall be made at the time and in the manner prescribed by the Administrative Committee, supported by the evidence and with the reasonable loan processing fee as the Administrative Committee may require. Any outstanding balance of a prior loan must be repaid in full before a new loan may be approved. A loan shall be processed and disbursed as soon as practicable after the Administrative Committee receives a request for the loan. A Participant shall be charged a reasonable fee for a loan.

(b)	Loan documentation and procedures. Each loan shall be evidenced by a note in a form furnished by the Administrative Committee and must be secured by a pledge of the Participant’s Accounts, and the Participant shall authorize repayment by regular payroll deductions and consent to the distribution of his Accounts in the event of a default (provided that distribution at the time is otherwise allowed by the Plan).

(c)	Spousal consent to loan. During the 90-day period before a loan is made, the Participant’s Spouse, if any, must consent in writing to the loan. The consent must acknowledge the possible effect of the loan on the Participant’s interest under the Plan in the event of default of the loan and must be witnessed by a Plan representative or a notary public.

(d)

Interest rate. Each loan shall bear interest at a rate of 1% plus the prime rate of interest published by The Wall Street Journal for the 15th day of the month immediately preceding the month in which the loan is disbursed (or if that day is not a Business Day, the next succeeding Business Day) or any other prime rate of interest as the Administrative Committee may establish, and shall be amortized in substantially level payments, made not less frequently than quarterly, over the life of the loan. Notwithstanding the preceding, the interest rate on any loan made to a Participant on military leave subject to the Soldiers and Sailors Civil Relief Act Amendments of 1942 shall not exceed the maximum rate of interest set forth in that Act.

(e)	Maximum amount of loan principal. The principal amount of each loan shall not be less than $1,000 and shall not exceed the least of: (i) $50,000, reduced by the highest outstanding balances of loans, during the one-year period ending on the day before the date on which the loan is made, from the Participant’s Accounts under the Plan and any other “qualified employer plan” (within the meaning of Code Section 72(p)(4)) maintained by the Employers and the Affiliates, (ii) 50% of the Participant’s vested Account balances, or (iii) the sum of the amounts in the Participant’s Meridian Rollover Contribution Account (if any), Roadway Rollover Contribution Account (if any), Rollover Contribution Account, Prior Profit Sharing “A” Contribution Account, Meridian Pre-Tax Contribution Account (if any), Roadway Pre-Tax Contribution Account (if any) and Pre-Tax Contribution Account.

(f)	Loan term. Each loan shall be for a term not less than one year and not more than five years. Full prepayment shall be permitted at any time; partial prepayments are not permitted.

(g)	Loan as investment of Participant Accounts. Each note evidencing a loan to a Participant shall be considered an investment of the Participant’s Accounts. Accordingly, principal and interest payments on the note shall be credited to the Participant’s Accounts on his behalf in accordance with the provisions of paragraph (h) below. The distribution of a Participant’s canceled note to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) shall be considered as a payment for purposes of the Plan.

(h)	Funding of loan and loan payments. Funds for a loan shall be withdrawn from a Participant’s Accounts in the following order: his Meridian Rollover Contribution Account, if any, his Roadway Rollover Contribution Account, if any, his Rollover Contribution Account, his Prior Profit Sharing “A” Account, his Meridian Pre-Tax Contribution Account, if any, his Roadway Pre-Tax Contribution Account, if any, and his Pre-Tax Contribution Account. Within each of those Accounts, funds for a loan shall be withdrawn pro rata from the Investment Funds in which the Account is invested. Loan repayments shall be allocated on a pro rata basis to the Accounts from which the loan was withdrawn, and invested in accordance with the Participant’s current investment election for future Contributions on file with the Administrative Committee at the time of repayment.

(i)	Loan default. If a Participant fails to make any required loan repayment, files for bankruptcy or terminates employment with an Employer for any reason and does not remain a “party in interest” within the meaning of ERISA Section 3(14), his loan shall be considered to be in default. Once a Participant’s loan is in default, he shall pay the entire amount of his outstanding loan balance within 90 days of the default event. If the Participant does not repay his loan within the 90-day cure period, the outstanding balance of the loan shall be treated as a distribution subject to applicable taxes and penalties.

(j)	Continuation of defaulted loan. If a Participant remains employed by an Employer or an Affiliate after the date of default of his loan, his defaulted loan shall be treated as an outstanding loan, interest will continue to accrue and his outstanding loan balance (including the accrued interest) shall count against any future loan request. The Participant may repay his defaulted loan in one balloon payment, and the payment will increase the tax basis in his Accounts.

(k)

Military leave and suspension of loan repayments. An Employee may elect to suspend loan repayments for any period during which he is on a leave of absence because he is performing service in the uniformed services (as defined in 38 U.S.C. Chapter 43), whether or not the service is “qualified military service” (as defined in Code Section 414(u)). The Participant’s loan will continue to accrue interest during the suspension period, and loan payments shall resume when the Participant’s military service ends and he returns to work with an Employer or an Affiliate. When the Participant resumes making loan payments, he may either (1) extend his loan term until five years from the original date of the loan plus the period of his military leave, provided that the frequency and amount of his loan repayments shall not be less than the frequency and amount of his pre-military leave loan repayments, or (2) make one lump-sum payment equal to the missed loan repayments plus accrued interest and resume making regularly scheduled loan repayments.

(l)	Merged plan loans. Notwithstanding subsections (a) through (k) above, if a Participant was a participant in a plan that merged, in whole or in part, into the Plan and had an outstanding loan transferred from that plan to this Plan, the loan shall be treated as a loan under this Plan and shall be subject to the terms of this Section 6.11 to the extent required by the Administrative Committee in its discretion.

Section 6.12 Lost Participant or Beneficiary. If a Participant or Beneficiary to whom a distribution under the Plan is payable cannot be located, and the Administrative Committee has made reasonable efforts to find the Participant or Beneficiary, including the sending of notification by certified or registered mail to his last known address, the Participant’s Accounts shall be forfeited three years after the date the distribution first becomes payable and held in a suspense account. If the Participant or Beneficiary is located after the forfeiture of the Participant’s Accounts, the Accounts shall be restored (without earnings). Forfeitures arising under this Section 6.12 in any Plan Year shall be applied as of the end of that Plan Year in the manner described in Section 4.03. The funds for the restoration of any Participant’s forfeited Accounts shall come, first, from previous Forfeitures available for reallocation under Section 4.03, and then, if the available Forfeitures are insufficient to fully restore the value of the Participant’s Accounts, the Employer shall pay to the Trustee as an additional contribution to the Plan, the sums as are necessary to restore the value of the Participant’s Accounts.

ARTICLE VII

ADMINISTRATION

Section 7.01 Named Fiduciaries. The following persons shall be Named Fiduciaries under the Plan and shall be the only Named Fiduciaries under the Plan.

(a)	Trustee: Subject to the direction of the Administrative Committee, as described in this Article VII, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust Fund, as provided in the Trust Agreement, and shall have no responsibilities other than those provided in the Trust Agreement.

(b)	Administrative Committee: The Administrative Committee shall be the “Administrator” (within the meaning of ERISA Section 3(16)(A)), of the Plan. The Administrative Committee shall consist of at least three persons appointed by the Board of Directors.

Section	7.02 Responsibilities and Powers of Administrative Committee.

(a)

Administrative Committee powers. The Administrative Committee shall have the discretionary responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, including, without limiting the generality of the foregoing, (i) all functions assigned to the Administrative Committee under the terms of the Plan; (ii) determination of benefit eligibility and amount and certification of the eligibility and amount to the Trustee; (iii) determination of any questions arising in connection with the interpretation, application or administration of the Plan (including any questions of fact relating to age, service, compensation or eligibility of Employees); (iv) hiring of persons to provide necessary services to the Plan, including a record keeper; (v) issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management by the Administrative Committee of the Plan; (vi) issuance of directions to the Trustee as to benefits to be paid to Participants; (vii) issuance of directions to the Trustee concerning the allocation, payment and distribution of assets of the Trust, including interest thereon; (viii) maintenance of all records of the Plan other than those required to be maintained by the Trustee or any record keeper; (ix) issuance of directions to the Trustee as to the investment of the Plan assets, including the purchase and sale of Employer Stock; (x) selection of Investment Funds; (xi) appointment of investment managers; and (xii) issuance of directions to the Trustee as to any other matter.

(b)	Discretionary powers to construe and interpret Plan. The Administrative Committee shall have the sole, absolute and exclusive right, power, and discretionary authority to construe and interpret the provisions of the Plan, and all parts of the Plan, and then administer the Plan for the best interests of the Participants and the Beneficiaries. It may construe any ambiguity, or supply any omission, or reconcile any inconsistencies in the manner and to the extent as it deems proper. The Administrative Committee shall have further discretionary authority to determine all questions with respect to the individual rights of the Employees under the Plan, including, but not by way of limitation, all issues with respect to any Employee’s or Beneficiary’s eligibility for benefits and Employee’s earnings, compensation, service and retirement, as may be reflected by the records of the Employer, and any other information on which these decisions shall be based. It is the intent of this Plan that any Court reviewing an action of the Administrative Committee shall apply the arbitrary and capricious standard of review.

(c)	Reliance on experts. The Administrative Committee shall be entitled to rely upon all certificates and reports made by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

(d)	Administrative Committee decisions. The Administrative Committee’s decisions and actions shall be conclusive and binding upon any and all persons and parties.

(e)	Administrative Committee actions. The Administrative Committee may provide by resolution that any two of its members may act for the Administrative Committee in all matters clearly prescribed by the terms of the Plan or by the terms of any administrative rules or interpretation of the Administrative Committee, and otherwise the vote or consent of a majority of the members of the Administrative Committee shall be required.

(f)	Compensation of Administrative Committee members. Members of the Administrative Committee shall serve without compensation for their services in the administration of the Plan unless compensation for those services is fixed by the Board of Directors in its appointment of the Administrative Committee or thereafter.

(g)	Administrative Committee rules and regulations. The Administrative Committee shall enact the rules and regulations as it may deem proper and necessary to facilitate the administration of the Plan.

Section 7.03 Individual and Shared Responsibilities of Named Fiduciaries. This Article VII is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of the responsibilities or any other responsibility shall be shared by two or more of the Named Fiduciaries unless the sharing shall be provided by a specific provision of the Plan or the Trust Agreement. Whenever one Named Fiduciary is required by the Plan or the Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as the instructions are on their face proper under applicable law.

Section 7.04 Employment of Advisers. A Named Fiduciary may employ one or more persons to render advice concerning any responsibility the Named Fiduciary has under the Plan or Trust Agreement.

Section 7.05 Fiduciary in More Than One Capacity. Any person serving as a fiduciary may serve in more than one fiduciary capacity.

Section 7.06 Indemnity Agreement. Any person who is serving or who has served as a member of the Administrative Committee and who, by reason of that service, is entitled to indemnification pursuant to Article V of the Bylaws of the Company, shall be indemnified by the Company to the extent set forth in Article V of the Bylaws of the Company; provided, further, any person who is or was an employee or agent of the Company while so serving as a member of the Administrative Committee shall be indemnified by the Company under the circumstances and to the full extent set forth in Article V of the Bylaws of the Company. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Administrative Committee may be entitled as a matter of law.

Section 7.07 Costs. The assets of the Trust Fund shall be used to pay all expenses, costs and fees of the Administrative Committee, the Plan and the Trust Fund to the extent those expenses, costs and fees are not paid by the Employers or the Participants (or their Beneficiaries).

Section 7.08 Application and Forms for Benefits. The Administrative Committee may require a Participant or Beneficiary to complete and file with the Administrative Committee an application for benefits and all other forms approved by the Administrative Committee, and to furnish all pertinent information requested by the Administrative Committee. The Administrative Committee may rely upon all information so furnished it, including the Participant’s current mailing address.

Section 7.09 Claims Procedure.

(a)	Initial claim denial. If the claim of any person (a “Claimant”) to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall provide to the Claimant, within a reasonable period of time (but not later than 90 days) after receipt of the claim, a written notice setting forth:

(i)	the specific reason or reasons for the denial;

(ii)	the specific references to the pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why the material or information is necessary; and

(iv)	a description of the Plan’s review procedures and the time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse decision on review by the Administrative Committee.

(b)	Extension of 90-day period. If the Administrative Committee determines that special circumstances require an extension of time beyond the initial 90-day period, the Administrative Committee shall provide to the Claimant, within the initial 90-day period, a written notice of the extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its determination (which date will not be later than 90 days after the end of the initial 90-day period).

(c)	Request for review of denial. Within 60 days after receipt of a notice of denial of his claim for benefits, a Claimant may request, upon written application to the Administrative Committee, a review by the Administrative Committee of its decision denying the Claimant’s claim. The Administrative Committee shall provide the Claimant the opportunity to submit written comments, documents, records and other information relating to his claim for benefits, and shall provide the Claimant, upon request and free of charge, reasonable access to and copies of pertinent documents. The Administrative Committee shall make a full and fair review, and shall make its decision on review by taking into account all comments, documents, records and other information submitted by the Claimant, regardless of whether the comments, documents, records and other information were considered by the Administrative Committee when it initially denied the Claimant’s claim for benefits.

(d)	Extension of 60-day period. The Administrative Committee shall issue its decision on review of a Claimant’s denied claim for benefits within a reasonable period of time, but not later than 60 days after the Plan receives the Claimant’s request for a review. If the Administrative Committee determines that special circumstances require an extension of time for processing a Claimant’s review request beyond the initial 60-day period, the Administrative Committee shall provide the Claimant, within the initial 60-day period, a written notice of the extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its decision on review (which date will not be later than 60 days after the end of the initial 60-day period). If the Administrative Committee grants an extension due to the Claimant’s failure to submit information necessary to decide the Claimant’s claim, the period for making the decision on review shall be tolled from the date on which the Administrative Committee sends the notice of extension to the Claimant until the date on which the Claimant responds to the request for additional information.

(e)	Review decision. The Administrative Committee shall notify a claimant of its decision on review in writing, and if the decision is adverse, the notice shall set forth:

(i)	the specific reasons for the decision;

(ii)	the specific references to the pertinent Plan provisions on which the decision on review is based;

(iii)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to his claim for benefits; and

(iv)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE VIII

THE TRUST FUND AND THE TRUSTEE

Section 8.01 Trust Agreement. The Company has entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to this Plan.

Section 8.02 Separate Investment Funds. At the direction of the Administrative Committee, the Trustee may establish three or more Discretionary Investment Funds within the Trust, and the Trustee shall establish the Employer Stock Fund and the SCS Transportation Stock Fund (to the extent that Participants choose not to transfer their Accounts out of the SCS Transportation Fund as permitted under Section 5.03(b)). The investment earnings (or losses) of the respective Investment Funds shall be allocated to the Participant’s respective Accounts pursuant to the terms of the Plan.

Section 8.03 Non-Reversion; Exclusive Benefit Clause. The Trust Fund shall be received, held and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. Except as provided in Sections 4.03 and 4.04, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or defraying the reasonable administrative expenses of the Plan. No person shall have any interest in, or right to, the Trust Fund or any part of the Trust Fund, except as specifically provided for in this Plan or the Trust Agreement. Notwithstanding the above, nothing in this Section or the Plan shall preclude the Trustee from complying with a QDRO.

Section 8.04 Removal of Trustee. The Company may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon removal or upon the resignation of the Trustee, the Company shall designate and appoint a successor Trustee.

Section 8.05 Powers of the Trustee. The Trustee shall have the powers to hold, invest, reinvest, control, and disburse funds as at that time shall be set forth in the Trust Agreement.

Section 8.06 Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all the rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement to the extent the provisions are not contradicted by specific provisions of this Plan.

Section 8.07 Trustee’s Settlement of Accounts. The Trust Agreement may contain provisions granting authority to the Company to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

Section 8.08 Trustee Purchase of Stock. The Trustee shall be permitted as provided in the Trust Agreement, subject to the provisions in the Plan, to purchase Employer Stock owned by any individual shareholder or legal representative of the shareholder.

Section 8.09 Voting and Tender Rights – Employer Stock.

(a)	Participant directed voting of Employer Stock. As long as Employer Stock is a class of securities which is required to be registered under Section 12 of the Securities Exchange Act of 1934, or a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of Section 12 of the Securities Exchange Act, each Participant shall be entitled to direct the Trustee as to the manner in which Employer Stock allocated to his Accounts is to be voted.

(b)	Trustee voting of Employer Stock. The Trustee shall vote those shares of Employer Stock allocated to Participants’ Accounts in accordance with the directions received from the Participants. If the Trustee does not receive timely and proper directions from any Participant regarding the voting of any shares of Employer Stock held in the Trust Fund (including unallocated shares), the Trustee shall vote those shares in the same proportion, for and against propositions submitted to the vote of the shareholders, as the Trustee votes shares for which it receives timely and proper directions.

(c)	Tender offers for Employer Stock. Each Participant shall be entitled to direct the Trustee whether to tender the shares of Employer Stock allocated to the Participant’s Accounts in response to a tender offer. After the Participants have had an opportunity to cast votes on the tender offer as provided in this Section and the votes are counted, the Trustee shall tender only those shares of Employer Stock held in the Trust Fund on the matter for which the Trustee receives timely and proper tender instructions. The Trustee shall not tender any Employer Stock as to which it does not receive timely and property directions (including unallocated shares).

(d)	Confidentiality of Participant voting. Notwithstanding anything contained in the Plan to the contrary, any voting or tender direction given by a Participant pursuant to this Section 8.09 shall not be disclosed to the Company and shall be held confidential by the Trustee.

(e)	Rules and regulations. This Section 8.09 shall be implemented by the rules and regulations as may be adopted by the Trustee and the Administrative Committee from time to time. Not in limitation of the foregoing, the rules and regulations may set time limits for Participants to cast votes or give tender instructions on any matter.

ARTICLE IX

AMENDMENT AND TERMINATION

Section	9.01 Amendment.

(a)

Company’s reservation of right to amend. The Company reserves the right, at any time, by written resolution adopted by its Board of Directors, to amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any amendment effective retroactively, if necessary, to bring the Plan into conformity with any governmental regulations which must be complied with so that the Plan and Trust Fund shall qualify under Code Sections 401(a), 401(k), 401(m), 409 and 501(a). No amendment shall make it possible for the Trust Fund assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries or defraying reasonable administrative expenses, except as provided in Sections 4.03 and 4.04. The Company shall give written notice of any amendment to the Trustee and the Administrative Committee.

(b)	Modification of vesting or benefit. Any amendment that modifies the vesting provisions of the Plan shall either (i) provide for a rate of vesting which is more rapid than the vesting schedule previously in effect, or (ii) provide that a Participant who has been credited with at least three Years of Vesting Service may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. The election must be made in writing within 60-days after the latest of (a) adoption of the amendment, (b) the effective date of the amendment, or (c) issuance by the Company or Administrative Committee of written notice of the amendment. No amendment shall reduce an accrued benefit of a Participant or eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit within the meaning of Code Section 411(d)(6), except as otherwise allowed by Code Section 411(d)(6).

Section 9.02 Plan Termination. The Company may, by written resolution adopted by its Board of Directors, terminate this Plan at any time. The Company shall give written notice of termination to the Trustee and the Administrative Committee.

Section 9.03 Distribution of Accounts Upon Plan Termination. If the Company terminates the entire Plan, Contributions are completely discontinued, or a partial termination of the Plan occurs, the Administrative Committee shall compute the value of the Accounts of the affected Participants, which shall be fully vested and nonforfeitable. In the event of complete termination of the Plan, subject to the limitations of Code Section 401(k)(10), the Trustee shall liquidate the Trust Fund and distribute each Participant’s Accounts as soon as administratively feasible in the manner provided in Section 6.03. The distribution of Participant Accounts shall be made in accordance with the Participant and spousal consent provisions of Code Sections 411(a)(11) and 417, to the extent those consent provisions are applicable.

ARTICLE X

ENTRY AND WITHDRAWAL OF AN EMPLOYER

Section 10.01 Entry of an Employer. An Affiliate may become an Employer by delivering to the Company a resolution of its board of directors authorizing the participation. With the consent of the Company, any Affiliate shall become an Employer as of an effective date approved by the Company and shall be subject to the terms and provisions of the Plan and the Trust Agreement as then in effect or thereafter amended.

Section 10.02 Withdrawal of an Employer. An Employer who wishes to withdraw from this Plan shall deliver to the Company a resolution of its board of directors authorizing its withdrawal as an Employer and indicating the reason or reasons for the withdrawal. Withdrawal may take place on a Valuation Date only, and notice of the withdrawal to the Company must be submitted at least 30 days prior to the Valuation Date the withdrawal is to be effective, unless the requirement is waived by the Company.

(a)	Termination as to withdrawing Employer. Subject to the limitations of Code Section 401(k)(10), the provisions of Article IX may apply to an Employer’s withdrawal as if the withdrawal were a part of the complete termination of this Plan with respect to the withdrawing Employer’s employees, but the participation of other Employers under the Plan shall not be affected nor shall the continuation of the Plan with respect to the participation in the Plan by other Employers be affected by a withdrawal by an Employer.

(b)	Transfer of Accounts to successor qualified plan. If the withdrawal of an Employer is the result of the Employer’s adoption of another defined contribution plan for its employees which will, immediately upon withdrawal of the Employer from this Plan, cover employees of the Employer who are covered by this Plan, the Company, upon being furnished evidence of the terms of the other defined contribution plan and that the other plan is qualified under Code Section 401(a), shall compute the value of the Accounts of the affected Participants and establish the Employer’s interest in the value of the Trust Fund. The Employer’s interest in the value of the Trust Fund so determined after reduction for charges and other expenses incurred to process the withdrawal of the Employer, may be transferred to the trustee or trustees of the other plan or to the insurance company which is to hold the funds of the different defined contribution plan, whichever is applicable.

(c)	Responsibility of Company and Trustee. The application of the withdrawing Employer’s interest in the Trust, pursuant to the terms of this Section shall constitute a complete discharge of the responsibility of the Company, the Administrative Committee and the Trustee, without any responsibility on their part collectively or individually to see to the application of the withdrawing Employer’s interest.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Plan Merger, Consolidation or Transfer of Assets.

(a)	Successor plan. In the event of a merger or consolidation of the Company or any Employer or the transfer of all or substantially all of its assets to any other corporation, provision may be made by the successor corporation at its election subject, in the case of an Employer, to the consent of the Company, to continue to participate in this Plan. The successor shall, upon its election to continue this Plan and, if applicable, with the consent of the Company, be substituted in place of the Employer by an instrument duly authorizing the substitution and duly executed by the successor. Upon notice of the substitution accompanied by (i) a certified copy of the resolutions of the board of directors of the successor authorizing the substitution, and (ii) a certified copy of the resolutions of the Board of Directors of the Company consenting to the substitution, if applicable, delivered to the Administrative Committee, the Trustee, and all other Employers, they shall be authorized to recognize the successor in the place of the Employer.

(b)	Benefit under successor plan. In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, the other plan shall provide that each Participant would, if that other plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Section 11.02 No Assignment of Benefits. None of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan Fund, nor shall the interest be liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above, nothing in the Plan shall preclude compliance with a QDRO. Furthermore, a judgment, order, decree or settlement in accordance with Code Section 401(a)(13)(C) shall be recognized.

Section 11.03 Plan Voluntary. Although the Company intends that this Plan shall be continued, it is entirely voluntary on the part of the Employers and continuance of the Plan and any payments under the Plan are not a contractual obligation of any Employer. The Company reserves the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend or modify the Plan, in whole or in part. No termination or amendment shall decrease the amount of Matching

Contributions to be made by an Employer on account of any period preceding the termination. The Plan may be amended only by the Company.

Section 11.04 Reservation of Right to Suspend or Discontinue Contributions. The Employers reserve the right in their sole and uncontrolled discretion to modify or suspend (in whole or in part) at any time and for any period, or to discontinue at any time their contributions under this Plan.

Section 11.05 Non-Guarantee of Employment. Nothing contained in this Plan shall give any Participant or Employee the right to be retained in the service of an Employer or interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect of the discharge upon the individual as a Participant of the Plan.

Section 11.06 Governing Law. This Plan shall be construed in accordance with the laws of the State of Kansas, except where those laws are superseded by ERISA or the Code, in which case ERISA or the Code, as the case may be, shall control.

Section 11.07 Facility of Payment. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, the Administrative Committee, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make the distribution to a legal or natural guardian of the minor or incompetent and any guardian shall have full authority and discretion to expend the distribution for the use and benefit of the minor or incompetent and the receipt by the guardian shall be a complete discharge of the Trustee, without any responsibility on its part or on the part of the Administrative Committee to see to the application of the distribution.

Section 11.08 Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the document, which shall be fully severable, and the document shall be construed and enforced as if the illegal or invalid provision had never been inserted in the Plan.

Section 11.09 Construction of Plan Document. Titles of Articles and Sections in this Plan are inserted for convenience only and in the event of any conflict, the text of this instrument, rather than the titles, shall control.

Section 11.10 Plan in Effect at Termination of Employment Controls. Unless expressly indicated otherwise, any amendment to this Plan shall not apply to any Employee who terminated employment prior to the effective date of the amendment.

ARTICLE XII

TOP-HEAVY PLAN PROVISIONS

Section	12.01 Application.

(a)	Top-heavy status. The provisions of this Article XII shall only be applicable if the Plan becomes “top-heavy” as defined in Code Section 416(g) aggregating this Plan and any other qualified retirement plans maintained by the Employers and Affiliates, including those plans which may have terminated, which are part of an “aggregation group of plans” (as defined below in this subsection). Generally, this Plan would be “top-heavy” if 60% or more of the aggregate present value of the accrued benefits of Participants in the “aggregation group of plans” (as defined in Section 12.05) maintained by the Employers and Affiliates as of any “determination date” (as defined in Code Section 416(g)(4), i.e., each December 31) are attributable to “key employees” (as defined in Section 12.04). For this purpose, benefit payments to Participants of the “aggregation group of plans” during the Plan Year (ending with the determination date), or for any of the four immediately preceding Plan Years in the case of in-service distributions, shall be taken into consideration. The present value of accrued benefits of defined benefit plans included in the aggregation group shall be determined on the basis of the actuarial assumptions then being used to comply with Code Section 401(a)(25). If the Plan becomes “top-heavy” as of any determination date, then effective in the next succeeding Plan Year, the provisions of this Article XII shall apply.

(b)	Calculation of top-heavy ratio. If the Employers and Affiliates maintain one or more defined contribution plans (including any simplified employee pension plan) and the Employers and Affiliates maintain or have maintained one or more defined benefit plans, which during the five-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all “key employees,” and the present value of accrued benefits under the aggregated defined benefit plans for all “key employees” as of the determination date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all participants, and the present value of accrued benefits under the defined benefit plans for all participants as of the determination date, all determined in accordance with Code Section 416 and the Treasury regulations issued under that Code Section. The account balances under a defined contribution plan and accrued benefits under the defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an accrued benefit made in the one-year period (five-year period in the case of in-service distributions) ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). For purposes of this subsection, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within the 12-month period ending on the determination date, except as provided in Code Section 416 and the Treasury regulations issued under that Code Section for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a “key employee,” but who was a “key employee” in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the one-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury regulations issued under that Code Section. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of any employee who is not a “key employee” shall be determined as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

Section	12.02 Special Vesting Schedule.

(a)	Top-heavy vesting schedule. Notwithstanding the provisions of Section 5.02 to the contrary, a Participant shall be fully vested under the Plan in accordance with the following schedule if it is more favorable to the Participant:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3	20%
3 years but less than 4	40%
4 years but less than 5	60%
5 years but less than 6	80%
6 years or more	100%

(b)	No longer top-heavy plan. Notwithstanding (a) above, if the Plan should cease to be a “top-heavy” plan (as described in this Article XII), the provisions of Section 9.01 shall apply.

Section 12.03 Special Minimum Benefit.

(a)	Minimum annual contribution for top-heavy status. If this Plan becomes “top-heavy,” for each year the Plan is top-heavy, the Employers shall make a minimum annual contribution for each Participant who is employed on the last day of the Plan Year and who is not a “key employee,” to the extent not already provided by an Employer through another qualified plan maintained by an Employer in which the Participant also participates. The annual contribution for a Participant shall be an amount equal to the lesser of 3% of his Section 415 Compensation or the highest percentage of compensation contributed on behalf of a key employee. No amount in excess of the applicable dollar amount under Code Section 401(a)(17) shall be treated as Section 415 Compensation for purposes of this Section. For purposes of this Section, Pre-Tax Contributions of “key employees” and all forfeiture allocations shall be treated as employer contributions. The Participant shall receive this contribution regardless of: (i) his level of compensation; (ii) whether or not the Participant has made Pre-Tax Contributions; or (iii) whether or not the Participant completes 1,000 Hours of Service during the Plan Year. For purposes of this Section, the term “compensation” shall mean a Participant’s Section 415 Compensation (except that only compensation earned while a Participant will be taken into account). Matching Contributions shall be taken into account for purposes of satisfying the minimum annual contribution described in this subsection.

(b)	Minimum annual contribution for multiple top-heavy plan. The minimum annual contribution described in the preceding paragraph shall not be made if a Participant is also a participant in a top-heavy defined benefit plan of the Employers and the Participant receives a top-heavy minimum benefit under the top-heavy defined benefit plan. The top-heavy minimum benefit shall be an accrued benefit equal to: (i) the amount otherwise provided by the top-heavy defined benefit plan, or (ii) an amount equal to 2% of the Participant’s annual monthly Section 415 Compensation for the period of consecutive plan years (not exceeding five years) of the top-heavy defined benefit plan during which the Participant had the greatest aggregate Section 415 Compensation, multiplied by his years of benefit accrual service under the top-heavy defined benefit plan, up to ten years earned in plan years after 1983 in which the defined benefit plan was top-heavy and benefits (within the meaning of Code Section 410(b) at least one key employee or former key employee, whichever is greater.

Section 12.04 Key Employee Defined.

(a)	Definition of “key employee”. The term “key employee” shall have the same meaning as is specified in Code Section 416(I)(1), which is:

(i)	certain officers of an Employer or any Affiliate of an Employer (but not more than 50 officers or, if less, the greater of three officers or 10% of all employees of an Employer and all Affiliates);

(ii)	any employee with more than 5% equity interest in an Employer or any Affiliate of an Employer; or

(iii)	any employee with more than 1% equity interest in an Employer or its Affiliates whose total annual compensation in the applicable Plan Year is more than $150,000.

(b)	Other definitions. In determining “equity interest,” the attribution rules set forth in Code Section 318 shall be taken into consideration. The term “key employee” as of any determination date shall be applied to any Employee or former Employee (or his Spouse) who was a “key employee” during the Plan Year (ending with the determination date). The term “non-key employee” shall mean any employee who is not a “key employee.” The term “officer,” for this purpose, shall only include any officer of an Employer or its Affiliates whose total compensation for the applicable Plan Year was greater than $130,000 (as adjusted under Code Section 416(I)(1)). For purposes of this Section, “compensation” shall mean Section 415 Compensation.

Section 12.05 Aggregation Group of Plans Defined. The term “aggregation group of plans” shall have the same meaning as is specified in Code Section 416(g)(2), including for this purpose, both required and permissive aggregation groups of plans. A required aggregation shall include (i) each qualified plan of the Employers or Affiliates in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employers or Affiliates which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410. A permissive aggregation group shall include the required aggregation group of plans plus any other plan or plans of the Employers or Affiliates, when considered as a group with the required aggregation group, will continue to satisfy the requirements of Code Section 401(a)(4) or 410.

ARTICLE XIII

EMPLOYEE STOCK OWNERSHIP PLAN

Section 13.01 Special Rules for Stock Contribution Account. This Article XIII applies to the portion of the Plan that relates to the Performance-Based Contribution Accounts and the Prior PAYSOP Accounts to the extent those Accounts are invested in the Employer Stock Fund. This portion of the Plan shall comprise an employee stock ownership plan (“ESOP”). Notwithstanding the preceding sentence, Section 13.07 shall also apply to the Prior Profit Sharing “A” Accounts, the Matching Contribution Accounts, the Roadway Matching Contribution Accounts and the Roadway Stock Bonus Accounts to the extent those Accounts are invested in the Employer Stock Fund, although those Accounts are not part of the ESOP.

Section 13.02 Loans to the Trust. At the direction of the Administrator Committee, the Trust Fund may obtain an Acquisition Loan under the terms and conditions set forth in this Section 13.02.

(a)	Use of proceeds of acquisition loan. The proceeds of an Acquisition Loan shall be used within a reasonable time after receipt only to acquire Employer Stock, to repay the Acquisition Loan, or to repay a prior Acquisition Loan.

(b)	IRS and DOL requirements for acquisition loan. All loans to the Trust Fund made or guaranteed by a Disqualified Person shall satisfy all Internal Revenue Service and Department of Labor requirements applicable to Acquisition Loans including, but not limited to, the following:

(i)	The loan shall be at a reasonable rate of interest;

(ii)	Collateral pledged to the creditor by the Trustee shall consist only of the Employer Stock purchased with the Acquisition Loan proceeds or the Employer Stock used as collateral on a prior Acquisition Loan repaid with proceeds of a current Acquisition Loan or earnings attributable to that Employer Stock;

(iii)	Under the terms of the Acquisition Loan, the creditor shall have no recourse against the Plan except with respect to the collateral;

(iv)	The Acquisition Loan shall be for a specified term and shall not be payable at the demand of any person, except in the case of default; provided, however, if the lender is a Disqualified Person, the Acquisition Loan may not provide for acceleration of payments; and

(v)	The Acquisition Loan shall be primarily for the benefit of the Participants and their Beneficiaries.

(c)	No put, call or other option arrangements. Subject to Section 13.09, no Financed Employer Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan whether or not the Plan is then an ESOP. The protections and rights granted in this Section 13.02(c) are nonterminable and shall continue to exist under the terms of this Plan so long as any Financed Employer Stock shall be held by the Plan. The repayment of an Acquisition Loan, the failure of the Plan to be an ESOP or the amendment of the Plan shall not cause a termination of these protections and rights.

(d)	Fair market valuation of Employer Stock. Notwithstanding any provisions of this Plan to the contrary, all purchases of Employer Stock pursuant to this Section 13.02 shall be made at a price which, in the judgment of the Administrative Committee, does not exceed the fair market value of the Employer Stock. All sales of Employer Stock pursuant to this Section 13.02 shall be made at a price, which, in the judgment of the Administrative Committee, is not less than the fair market value of the Employer Stock. For purposes of this Section 13.02, valuations shall be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between the Plan and a Disqualified Person, value must be determined as of the date of the transaction. For all other Plan purposes, value may be determined as of the most recent Valuation Date under the Plan. If at any time, Employer Stock is not readily tradable on an “established market” (within the meaning of Code Section 401(a)(28)(C)), all valuations of Employer Stock under the Plan shall be made by an independent appraiser, selected by the Administrative Committee, who meets the requirements of the regulation promulgated under Code Section 170(a)(1).

(e)	Use of proceeds of sale of Financed Employer Stock. In the event Financed Employer Stock held in the Acquisition Loan Suspense Account is sold, the sale proceeds shall first be used to pay principal and/or interest on the relevant Acquisition Loan.

Section 13.03 Dividends on Employer Stock.

(a)	Dividends used to make payments on Financed Employer Stock. While Financed Employer Stock is held in the Acquisition Loan Suspense Account, any dividends on Financed Employer Stock (except for dividends on Financed Employer Stock allocated to the Accounts of terminated Participants) shall be applied first by the Trustee to make any payment due on the Acquisition Loan for which the Financed Employer Stock serves as collateral, provided, however, that the aggregate fair market value, as of the date the dividends are paid, of the Financed Employer Stock released from the Acquisition Loan Suspense Account in accordance with Section 13.04 as a result of the payment on the Acquisition Loan, shall not be less than the amount of dividends used to pay the Acquisition Loan. The Financed Employer Stock so released from the Acquisition Loan Suspense Account shall be allocated to the Accounts of each Participant whose Accounts contain the Financed Employer Stock on which the dividend was paid in the same ratio as the number of shares of the Financed Employer Stock in the Participant’s Accounts as of the immediately preceding Valuation Date, adjusted to reflect distributions and transfers to an Discretionary Investment Fund since the immediately preceding Valuation Date, bears to the total number of shares of Financed Employer Stock in all Participants’ Accounts as of the immediately preceding Valuation Date, as so adjusted. To the extent Financed Employer Stock so released has an aggregate fair market value, as of the date on which the dividends are paid, in excess of the aggregate dividends received on the Financed Employer Stock, the excess shares shall be allocated to Participants’ Accounts in the same manner as Performance-Based Contributions are allocated under Section 4.02.

(b)	Distribution of dividends where no Financed Employer Stock.

(i)	If no Financed Employer Stock is held in the Acquisition Loan Suspense Account, any dividends paid on Employer Stock (other than Employer Stock allocated to the Accounts of terminated Participants) shall be allocated to the Accounts, which contain the Employer Stock in accordance with Section 5.08. Also, any dividends paid on Employer Stock that is not Financed Employer Stock (other than Employer Stock allocated to the Accounts of terminated Participants) shall be allocated to the Participants’ Accounts, which contain Employer Stock in accordance with Section 5.08.

(ii)	Notwithstanding (i) above, at the direction of the Board of Directors, any cash dividend payable on Employer Stock allocated to Participants’ Accounts and attributable to vested Account balances may be paid directly by the Company to the Participants or may be paid to the Plan and distributed to the Participants under the direction of the Administrative Committee no later than 90 days after the end of the Plan Year in which the dividends are paid to the Plan.

(iii)	There shall be no distribution of cash dividends paid on Employer Stock attributable to an active Participant’s nonvested Account balances. Those cash dividends shall be credited as earnings to the active Participant’s Accounts and either (A) paid to the Participant when he takes a distribution of his Accounts, if the Participant subsequently vests in those Accounts, or (B) forfeited, if the Participant forfeits the nonvested portion of his Accounts pursuant to Section 5.02.

(c)	Distribution of dividends where employment terminated. Notwithstanding (a) and (b) above,

(i)	Dividends declared on Employer Stock allocated to the vested Accounts of a Participant who has terminated employment and requested a distribution, but who has not received a complete distribution of his vested Accounts, shall be paid directly to the terminated Participant. The Participant may elect, at the time and in the manner prescribed by the Administrative Committee, to have the dividends paid in the form of cash or whole shares of Employer Stock (with cash for fractional shares). If the terminated Participant does not make this election, the dividend shall be distributed to the Participant in cash.

(ii)	Cash dividends declared on Employer Stock allocated to (A) the vested Accounts of a Participant who has terminated employment and who has not requested a distribution, or (B) the nonvested Accounts of a Participant, shall be paid in the same manner as (b) above.

(iii)	Stock dividends paid on Employer Stock allocated to a terminated Participant’s nonvested Account balances shall be credited as earnings to the terminated Participant’s Accounts and either (i) paid to the Participant when he takes a distribution of his Accounts, if the Participant subsequently vests in those Accounts, or (ii) forfeited, if the Participant forfeits the nonvested portion of his Accounts pursuant to Section 5.02.

Section 13.04 Release of Financed Employer Stock.

(a)	Release of Financed Employer Stock upon repayment of acquisition loan. With respect to any Acquisition Loan, the Administrative Committee shall choose one of the methods described in (b) or (c) below for determining the number of shares of Financed Employer Stock released from the Acquisition Loan Suspense Account as the Acquisition Loan is repaid. On each December 31 during the term of an Acquisition Loan, the number of shares of Financed Employer Stock serving as collateral for the Acquisition Loan which shall be released from the Acquisition Loan Suspense Account shall equal the number determined under the method chosen by the Administrative Committee.

(b)	Principal payments method of calculating number of shares released. Under the principal payments method, the number of shares of Financed Employer Stock released from the Acquisition Loan Suspense Account shall equal the number of shares of Financed Employer Stock held in the Suspense Account after the immediately preceding December 31 multiplied by a fraction, the numerator of which is the amount of principal payments made on the Acquisition Loan since the immediately preceding December 31, and the denominator of which is the total remaining principal amount of the Acquisition Loan as of that December 31. This method may be used only to the extent that: (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years; (ii) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

(c)

Proportional method of calculating number of shares released. Under the proportional method, the number of shares of Financed Employer Stock released from the Acquisition Loan Suspense Account shall equal the number of shares of Financed Employer Stock held in the Acquisition Loan Suspense Account after the immediately preceding December 31 multiplied by a fraction, the numerator of which is the total amount of payments (principal and interest) made on the Acquisition Loan since the immediately preceding December 31 and the denominator of which is the total amount of loan payments (principal and interest) on the Acquisition Loan for the Plan Year ending on that December 31, and all future Plan Years. If the interest rate applicable to the Acquisition Loan is variable, the interest to be paid in future Plan Years shall be computed using the interest rate applicable as of the end of the Plan Year in which each release of Financed Employer Stock occurs.

Section 13.05 Payment of Acquisition Loans.

(a)	Application of dividends for payments of Acquisition Loans. While Financed Employer Stock is held in the Acquisition Loan Suspense Account, dividends on Financed Employer Stock and Performance-Based Contributions shall be applied in the following order by the Trustee to make any payment due on an Acquisition Loan:

(i)	Cash dividends on Financed Employer Stock held in the Acquisition Loan Suspense Account;

(ii)	Cash dividends on Financed Employer Stock allocated to Participant Accounts; and

(iii)	Performance-Based Contributions.

(b)	Application of dividends at discretion of Administrative Committee. Notwithstanding (a) above, the Administrative Committee may direct the Trustee to apply the aforementioned categories of funds to payment on an Acquisition Loan in any other order the Administrative Committee, in its discretion, may determine.

(c)	Calculation of shares released. The number of shares of Financed Employed Stock released from the Acquisition Loan Suspense Account due to the application of each of the above categories of funds to payments due on the Acquisition Loan shall be determined by multiplying the total number of shares released due to the payments by a fraction, the numerator of which is the amount of each category of funds applied to the payments, and the denominator of which is the total amount of the payments.

Section 13.06 Non-Obligation to Purchase Employer Stock. The Plan may not obligate itself to acquire Employer Stock from a particular holder of Employer Stock at an indefinite time determined upon the happening of an event such as the death of the holder. The Plan may not obligate itself to acquire Employer Stock under a put option binding upon the Company.

Section 13.07 Diversification of Accounts.

(a)	Age 55 diversification. A Participant who has attained age 55 or older as of the beginning of any calendar month may elect, during that month, to have either 50% or 100% of (i) his Prior PAYSOP Account, (ii) his Prior Profit Sharing “A” Account, (iii) his Performance-Based Contribution Account, (iv) the portion of his Matching Contribution Account invested in the Employer Stock Fund, and (v) the portion of his Roadway Matching Contribution Account and Roadway Stock Bonus Account, to the extent those Accounts are invested in the Employer Stock Fund transferred from the Employer Stock Fund to the Discretionary Investment Fund(s) selected by the Participant in accordance with Section 5.06. The Trustee shall cause the transfer to occur as soon as practicable after the receipt of the Participant’s diversification election. Any election shall be submitted to the Administrative Committee and be in accordance with procedures prescribed by the Administrative Committee. A diversification election under this Section 13.07 shall be irrevocable after the transfer occurs, except that a Participant who is entitled to a distribution of his Accounts under Section 6.01 may irrevocably elect, at the time and in the manner prescribed by the Administrative Committee, to have the portion of his Prior PAYSOP Accounts and his Performance-Based Contribution Account previously diversified under this Section 13.07 in an amount exceeding the amount described under Code Section 401(a)(28), transferred to the Employer Stock Fund before the distribution is made.

(b)	Valuation of amount transferred for diversification. The amount transferred to the Discretionary Investment Funds pursuant to a Participant’s diversification election shall be based on the value of the Participant’s Accounts under the Employer Stock Fund as of the Valuation Date the request is received.

(c)	Investment of transferred amount. After a Participant has elected for a portion of his Accounts to be transferred from the Employer Stock Fund to the Discretionary Investment Funds, he may elect to have his Accounts transferred from one Discretionary Investment Fund to another as provided in Section 5.06, including the transferred portion of his Accounts, but, subject to the last sentence of (a) above, he may not elect to have the transferred portion transferred back to the Employer Stock Fund.

Section 13.08 Multiple Classes of Employer Stock. If Financed Employer Stock available for distribution consists of more than one class, a Participant to whom a distribution of the Financed Employer Stock is payable must receive substantially the same proportion of each class.

Section 13.09 Put Rights. To the extent Code Section 409(h)(1)(B) applies to the ESOP, if Employer Stock, when distributed to a Participant or Beneficiary (“Distributee”), is (i) not a Publicly Traded Security, (ii) subject to trading limitations under any federal or state securities laws, any regulations issued under those laws, or any agreement affecting the Employer Stock which would make the Employer Stock not as freely tradable as stock not subject to the restrictions, or (iii) is a Publicly Traded Security without restriction but ceases to be so traded within 12 months after distribution, the Employer Stock shall be subject to a put option to sell any or all Employer Stock to the Company. The put option may be exercised by the Distributee and shall be subject to the terms and conditions of this Section 13.09 as follows:

(a)	Exercise of option. The put option exercise period shall commence on the day following the date on which the Employer Stock is distributed to the Distributee and shall end 60 days thereafter. If the Distributee does not exercise the put option during this first put option exercise period, the Distributee may exercise the put option in the next following Plan Year during the subsequent 60-day period beginning on the day after the Administrative Committee mails written notice to the Distributee of the then most recent determination of the fair market value of the Employer Stock.

(b)	Terms of option. Unless extended as provided in paragraph (c) or (f) below, each put option shall expire at 12:00 midnight (Central Standard or Central Daylight Time, whichever shall be in effect at the Company’s principal office) on the day after the applicable 60-day put option exercise period expires. The option price shall be the fair market value of the Employer Stock, as determined in good faith and based on all relevant factors for determining the fair market value of Employer Stock on the date of valuation, by the Trustee. The date of valuation shall be December 31 of the Plan Year immediately preceding the date of exercise of the option, provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of the transaction shall be the date of the transaction. If the Distributee received the Employer Stock in a Distribution of the Participant’s entire Account, then the Company may elect to pay the option price in equal annual installments over a period not longer than five years from the date on which the option is exercised. Any other terms of sale shall be determined by agreement between the Company and the Distributee. The Distributee shall in any event be provided with adequate security and reasonable interest for the payment of any amounts deferred beyond 30 days from the exercise of the put option.

(c)	Obligation to purchase limited. The Company shall not be required to purchase Employer Stock pursuant to a put option under this Section 13.09 to the extent that, at the time the option is exercised, the purchase would be prohibited by applicable federal or state law. If a Distributee is unable to exercise his option during any 60-day put option exercise period because the Company is prohibited by applicable federal or state law from honoring the option, then the put option exercise period shall be postponed until the prohibition on the option transaction has been removed. Under no circumstances shall the Trustee be bound to purchase Employer Stock pursuant to a put option under this Section 13.09. If, however, a purchase by the Trustee is not then prohibited by law, and would not in the opinion of the Trustee, violate any fiduciary obligation imposed upon it, then the Trustee may, with the consent of the Company, elect to assume the rights and obligations of the Company under the put option.

(d)	Nontransferability. The put option granted under this Section 13.09 may not be transferred or assigned.

(e)	Certain arrangements prohibited. Neither the Company nor the Trustee shall enter into any arrangements involving the Plan, which would provide for the issuance of put options by the Plan other than as specified in this Section 13.09.

(f)	Notice of grant of certain put options. If a put option is granted because Employer Stock was a Publicly Traded Security without restriction when distributed but subsequently ceased to be a Publicly Traded Security, then the first put option exercise period during which the option is exercisable shall begin on the date on which the Distributee is notified that the Employer Stock has ceased to be a Publicly Traded Security.

(g)	Payment. Payment for the purchase of Employer Stock under this Section 13.09 shall occur on a date specified by the Company or Trustee, but not more than 30 days after a put option is exercised. If the Company or Trustee elects to pay for the Employer Stock in annual installments, the first annual installment toward the Trustee’s or Company’s purchase of Employer Stock under this Section 13.09 shall be due no later than 30 days after the put option is exercised.

(h)	Definition of “Publicly Traded Security”. For purposes of this Section 13.09, the term “Publicly Traded Security” shall mean a security listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.